                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                     among:


                              BOOLE & BABBAGE, INC.
                             a Delaware corporation;


                         MINIMUM ACQUISITION SUB, INC.,
                             a Delaware corporation;


                            MAXM SYSTEMS CORPORATION,
                             a Delaware corporation;











                           ___________________________

                          Dated as of December 10, 1996
                           ___________________________

                                TABLE OF CONTENTS

                                                                            PAGE

SECTION 1.      DESCRIPTION OF TRANSACTION. . . . . . . . . . . . . . . . . .  1
      1.1       Merger of Merger Sub into the Company. . . . . . . . . . . .   1
      1.2       Effect of the Merger . . . . . . . . . . . . . . . . . . . .   2
      1.3       Closing; Effective Time. . . . . . . . . . . . . . . . . . .   2
      1.4       Articles of Incorporation and Bylaws; Directors and Officers   2
      1.5       Conversion of Shares . . . . . . . . . . . . . . . . . . . .   2
      1.6       Employee Stock Options and Warrants. . . . . . . . . . . . .   4
      1.7       Closing of the Company's Transfer Books. . . . . . . . . . .   4
      1.8       Exchange of Certificates . . . . . . . . . . . . . . . . . .   4
      1.9       Dissenting Shares. . . . . . . . . . . . . . . . . . . . . .   6
      1.10      Tax Consequences . . . . . . . . . . . . . . . . . . . . . .   6
      1.11      Accounting Treatment.. . . . . . . . . . . . . . . . . . . .   6
      1.12      Further Action . . . . . . . . . . . . . . . . . . . . . . .   6

SECTION 2.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . . . .  7
      2.1       Due Organization; Etc. . . . . . . . . . . . . . . . . . . .   7
      2.2       Articles of Incorporation and Bylaws; Records. . . . . . . .   7
      2.3       Capitalization, Etc. . . . . . . . . . . . . . . . . . . . .   8
      2.4       Financial Statements.. . . . . . . . . . . . . . . . . . . .   9
      2.5       Absence of Changes.. . . . . . . . . . . . . . . . . . . . .  10
      2.6       Title to Assets. . . . . . . . . . . . . . . . . . . . . . .  12
      2.7       Bank Accounts; Receivables.. . . . . . . . . . . . . . . . .  12
      2.8       Equipment; Leasehold.. . . . . . . . . . . . . . . . . . . .  12
      2.9       Proprietary Assets.. . . . . . . . . . . . . . . . . . . . .  13
      2.10      Contracts. . . . . . . . . . . . . . . . . . . . . . . . . .  14
      2.11      Liabilities. . . . . . . . . . . . . . . . . . . . . . . . .  19
      2.12      Compliance with Legal Requirements.. . . . . . . . . . . . .  19
      2.13      Governmental Authorizations. . . . . . . . . . . . . . . . .  19
      2.14      Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . .  19
      2.15      Employee and Labor Matters; Benefit Plans. . . . . . . . . .  21
      2.16      Environmental Matters. . . . . . . . . . . . . . . . . . . .  23
      2.17      Sale of Products; Performance of Services. . . . . . . . . .  24
      2.18      Insurance. . . . . . . . . . . . . . . . . . . . . . . . . .  24
      2.19      Related Party Transactions.. . . . . . . . . . . . . . . . .  24
      2.20      Legal Proceedings; Orders. . . . . . . . . . . . . . . . . .  25
      2.21      Authority; Binding Nature of Agreement.. . . . . . . . . . .  25
      2.22      Non-Contravention; Consents. . . . . . . . . . . . . . . . .  25
      2.23      Full Disclosure. . . . . . . . . . . . . . . . . . . . . . .  26

SECTION 3.      REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB . .   27
      3.1       SEC Filings; Financial Statements. . . . . . . . . . . . . .  27
      3.2       Authority; Binding Nature of Agreement.. . . . . . . . . . .  27
      3.3       Valid Issuance.. . . . . . . . . . . . . . . . . . . . . . .  28

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

SECTION 4.      CERTAIN COVENANTS OF THE COMPANY. . . . . . . . . . . . . .   28
      4.1       Access and Investigation.. . . . . . . . . . . . . . . . . .  28
      4.2       Operation of the Company's Business. . . . . . . . . . . . .  28
      4.3       Notification; Updates to Disclosure Schedule.. . . . . . . .  30
      4.4       No Negotiation.. . . . . . . . . . . . . . . . . . . . . . .  31

SECTION 5.      ADDITIONAL COVENANTS OF THE PARTIES . . . . . . . . . . . .   31
      5.1       Filings and Consents.. . . . . . . . . . . . . . . . . . . .  31
      5.2       Information Statement. . . . . . . . . . . . . . . . . . . .  31
      5.3       Company Shareholders' Meeting. . . . . . . . . . . . . . . .  32
      5.4       Public Announcements . . . . . . . . . . . . . . . . . . . .  32
      5.5       Pooling of Interests . . . . . . . . . . . . . . . . . . . .  32
      5.6       Affiliate Agreements . . . . . . . . . . . . . . . . . . . .  33
      5.7       Best Efforts.  . . . . . . . . . . . . . . . . . . . . . . .  33
      5.8       Termination of Agreements. . . . . . . . . . . . . . . . . .  33
      5.9       FIRPTA Matters.. . . . . . . . . . . . . . . . . . . . . . .  33
      5.10      Release. . . . . . . . . . . . . . . . . . . . . . . . . . .  33
      5.11      Termination of Employee Plans. . . . . . . . . . . . . . . .  33

SECTION 6.      CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND
      MERGER SUB. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
      6.1       Accuracy of Representations. . . . . . . . . . . . . . . . .  34
      6.2       Performance of Covenants . . . . . . . . . . . . . . . . . .  34
      6.3       Shareholder Approval . . . . . . . . . . . . . . . . . . . .  34
      6.4       Consents . . . . . . . . . . . . . . . . . . . . . . . . . .  34
      6.5       Agreements and Documents . . . . . . . . . . . . . . . . . .  34
      6.6       FIRPTA Compliance. . . . . . . . . . . . . . . . . . . . . .  36
      6.7       No Restraints. . . . . . . . . . . . . . . . . . . . . . . .  36
      6.8       No Legal Proceedings.. . . . . . . . . . . . . . . . . . . .  36
      6.9       Legends. . . . . . . . . . . . . . . . . . . . . . . . . . .  36
      6.10      Termination of Employee Plans. . . . . . . . . . . . . . . .  36
      6.11      No Material Adverse Change.. . . . . . . . . . . . . . . . .  36
      6.12      Rule 506.. . . . . . . . . . . . . . . . . . . . . . . . . .  36
      6.13      Waiver of Dissenters Rights. . . . . . . . . . . . . . . . .  37

SECTION 7.      CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY. . . . .   37
      7.1       Accuracy of Representations. . . . . . . . . . . . . . . . .  37
      7.2       Performance of Covenants . . . . . . . . . . . . . . . . . .  37

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

      7.3       Documents. . . . . . . . . . . . . . . . . . . . . . . . . .  37
      7.4       No Restraints. . . . . . . . . . . . . . . . . . . . . . . .  37

SECTION 8.      TERMINATION . . . . . . . . . . . . . . . . . . . . . . . .   37
      8.1       Termination Events.. . . . . . . . . . . . . . . . . . . . .  37
      8.2       Termination Procedures.. . . . . . . . . . . . . . . . . . .  38
      8.3       Effect of Termination. . . . . . . . . . . . . . . . . . . .  38

SECTION 9.      INDEMNIFICATION, ETC. . . . . . . . . . . . . . . . . . . .   39
      9.1       Survival of Representations, Etc.. . . . . . . . . . . . . .  39
      9.2       Indemnification by Shareholders. . . . . . . . . . . . . . .  39
      9.3       Limitation of Parent Claims. . . . . . . . . . . . . . . . .  40
      9.4       Exclusive Remedy.. . . . . . . . . . . . . . . . . . . . . .  40
      9.5       No Contribution. . . . . . . . . . . . . . . . . . . . . . .  41
      9.6       Interest.. . . . . . . . . . . . . . . . . . . . . . . . . .  41
      9.7       Defense of Third Party Claims. . . . . . . . . . . . . . . .  41
      9.8       Exercise of Remedies by Indemnitees Other Than Parent. . . .  41

SECTION 10.     MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . . . . . .   42
      10.1      Indemnitors' Agent.. . . . . . . . . . . . . . . . . . . . .  42
      10.2      Further Assurances.. . . . . . . . . . . . . . . . . . . . .  42
      10.3      Fees and Expenses. . . . . . . . . . . . . . . . . . . . . .  42
      10.4      Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . .  42
      10.5      Notices. . . . . . . . . . . . . . . . . . . . . . . . . . .  43
      10.6      Confidentiality. . . . . . . . . . . . . . . . . . . . . . .  43
      10.7      Time of the Essence. . . . . . . . . . . . . . . . . . . . .  44
      10.8      Headings.. . . . . . . . . . . . . . . . . . . . . . . . . .  44
      10.9      Counterparts.. . . . . . . . . . . . . . . . . . . . . . . .  44
      10.10     Governing Law.. . . . . . . . . . . . . . . . . . . . . . . . 44
      10.11     Successors and Assigns. . . . . . . . . . . . . . . . . . . . 44
      10.12     Remedies Cumulative; Specific Performance.. . . . . . . . . . 44
      10.13     Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
      10.14     Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . 45
      10.15     Severability. . . . . . . . . . . . . . . . . . . . . . . . . 45
      10.16     Parties in Interest.. . . . . . . . . . . . . . . . . . . . . 45
      10.17     Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . 45
      10.18     Construction. . . . . . . . . . . . . . . . . . . . . . . . . 45

                                    EXHIBITS

Exhibit A   -   Certain Definitions

Exhibit B   -   Shareholder Agreement

Exhibit C   -   Form of Amended and Restated Articles of Incorporation of
                Surviving Corporation

Exhibit D   -   Directors and Officers of Surviving Corporation

Exhibit E   -   Escrow Agreement

Exhibit F   -   Current Shareholder List

Exhibit G   -   Bonuses to be paid during Pre-Closing Period

Exhibit H   -   Shareholder Investment Certifications

Exhibit I-1 -   Affiliate Agreement

Exhibit I-2 -   Persons to execute Affiliate Agreements

Exhibit J   -   Persons to sign Release

Exhibit K   -   Form of Release

Exhibit L   -   Registration Rights Agreement

                               AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION


     THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of December 10, 1996, by and among: BOOLE & BABBAGE, INC., a Delaware corporation ("Parent"); MINIMUM ACQUISITION SUB, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"); and MAXM SYSTEMS CORPORATION, a Delaware corporation (the "Company"). Certain other capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

     A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company in accordance with this Agreement and the Delaware General Corporation Law (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

     B. The Merger is intended to constitute a transaction which is taxable to the Company's Shareholders. For accounting purposes, it is intended that the Merger be treated as a "pooling of interests."

     C. This Agreement has been adopted and approved by the respective boards of directors of Parent, Merger Sub and the Company.

     D. Contemporaneously with the execution and delivery of this Agreement, certain shareholders holding voting capital stock in the Company are executing and delivering to Parent a shareholder agreement (a
"Shareholder Agreement") of even date herewith substantially in the form of Exhibit B.

                                    AGREEMENT

     The parties to this Agreement agree as follows:


SECTION 1.     DESCRIPTION OF TRANSACTION

     1.1 MERGER OF MERGER SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

     1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Delaware General Corporation Law.

     1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP at 10:00 a.m. on January 22, 1997, or at such other time and date during the period from January 1, 1997 through February 28, 1997 as Parent may designate upon not less than five days' prior notice to the Company (the "Scheduled Closing Time"). (The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date.") Contemporaneously with or as promptly as practicable after the Closing, a certificate of merger shall be filed with the Secretary of State of the State of Delaware in conformity with the requirements of Sections 103 and 251 of the Delaware General Corporation Law. The Merger shall become effective at the time such certificate of merger is filed with and accepted by the Secretary of State of the State of Delaware (the "Effective Time").

     1.4 ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise determined by Parent and the Company prior to the Effective
Time:

          (a) the Articles of Incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to Exhibit C;

          (b) the Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

          (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals identified on Exhibit D.

     1.5 CONVERSION OF SHARES. Subject to Sections 1.8(c) and 1.9, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any shareholder of the Company, each outstanding preferred and common share of the Company (the "Company Shares") will be converted into the voting common stock of the Parent (the "Parent Common Stock") as follows:

          (a) The board of directors of the Company will determine the aggregate value of the common stock of the Parent (the "Parent Common Stock") to be received in consideration of the Merger (the "Merger Shares") by multiplying the aggregate number of the Merger Shares by the average closing price on the Nasdaq National Market for the shares of the Parent Common Stock for the 5 trading days ending two days prior to the Effective Time (the "Parent Common Share Market Value"). The aggregate number of Merger Shares to be issued at the Effective Time shall be up to (a) 1,189,654 if the guaranteed amounts payable to Micromuse Plc pursuant to the agreement referenced in Section 5.9(b) below are reduced to zero by December 30, 1996 or (b) 1,137,930 if such amounts are not reduced to zero by December 30, 1996, such number of Merger Shares in both cases having taken into account the 3 for 2 stock split of the Parent Common Stock consummated on December 10, 1996.

          (b) Each share of the Company's Class A preferred stock ("Class A Preferred Stock"), par value $.01 per share, issued and outstanding immediately prior to the Effective Time shall be converted into a fraction of a share of Parent Common Stock determined by dividing $3.305 plus dividends accrued from December 31, 1996 to the Effective Time by the Parent Common Share Market Value.

          (c) Each share of the Company's Class B preferred stock ("Class B Preferred Stock"), par value $.01 per share, issued and outstanding immediately prior to the Effective Time shall be converted into a fraction of a share of Parent Common Stock determined by dividing $3.810 plus dividends accrued from December 31, 1996 to the Effective Time by the Parent Common Share Market Value.

          (d) Each share of the Company's Class C preferred stock ("Class C Preferred Stock"), par value $.01 per share, issued and outstanding immediately prior to the Effective Time shall be converted into a fraction of a share of Parent Common Stock determined by dividing $5.077 plus dividends accrued from December 31, 1996 to the Effective Time by the Parent Common Share Market Value.

          (e) Each share of the Company's common stock issued and outstanding immediately prior to the Effective Time shall be converted into such fraction of a share of Parent Common Stock as is equal to (x) the Merger Shares reduced by the aggregate number of shares allocated pursuant to subsections (b), (c) and (d) above, divided by (y) the number of the shares of the Company's common stock outstanding immediately prior to the Effective Time.

          (f) A portion of the Merger Shares shall be delivered into escrow and held as specified in Section 1.8 hereof.

          (g) If any shares of the Company's voting capital stock (the "Company Shares") outstanding immediately prior to the Closing Date are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such Company Shares will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends.

          (h)  The number of shares of Parent Common Stock set forth in this
Section 1.5 take into account the 3 for 2 stock split of the Parent Common Stock consummated on December 10, 1996. In the event the Parent at any time or from time to time declares or pays any dividend on Parent Common Stock payable in Parent Common Stock or in any right to acquire Parent Common Stock, or shall effect a further subdivision of the outstanding shares of Parent Common Stock into a greater number of shares of Parent Common Stock (by stock dividends, combinations, splits, recapitalizations and the like), or in the event the outstanding shares of Parent Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Parent Common Stock, then the aggregate number of Merger Shares to be issued at the Effective Time shall be proportionately decreased or increased, as appropriate.

     1.6 EMPLOYEE STOCK OPTIONS AND WARRANTS. At the Effective Time, (a) each stock option (a "Company Option") that is then vested and outstanding under the Company's 1988 Stock Option Plan and 1990 Stock Option Plan (the "Company Stock Plans"), may at the holder's option be exercised and (b) each unvested Company Option that is then outstanding under the Company Stock Plans which is entitled to acceleration shall be accelerated and may be exercised at the holder's option, in each case in accordance with the terms of, and to the extent permitted by, the relevant Company Stock Plan and the stock option agreement by which such Company Option is evidenced. In addition, each company warrant (a "Company Warrant") that is then outstanding and entitled to be exercised may be exercised in accordance with and to the extent permitted by the warrant agreement by which such Company warrant is evidenced. All remaining outstanding unexercised vested and unvested Company Options and Warrants shall be canceled in accordance with the Company Stock Plans and relevant warrant agreements.

     1.7 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time, holders of certificates representing shares of the Company's capital stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the Company's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of the Company's capital stock (a "Company Stock Certificate") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.8.

     1.8  EXCHANGE OF CERTIFICATES.

          (a) At or promptly after the Effective Time, Parent shall cause its transfer agent to prepare two certificates for each holder of Company Shares who, taking into account Section 1.8(c) below, will receive Merger Shares, such certificates together representing the total number of shares of Parent Common Stock issuable pursuant to the Merger in respect of Company Shares held by such holder (the "Share Amount"), as follows: (a) one certificate (the "Escrow Certificate") shall represent ten percent of such holder's Share Amount (rounded up to the nearest whole number of shares of Parent Stock), shall be in the name of State Street Bank and Trust Company of California, N.A., as escrow agent (the "Escrow Agent"), and shall be delivered to the Escrow Agent as security for such holder's indemnity obligations under
Section 9 hereof and (b) one certificate (the "Balance Certificate") shall represent the balance of such holder's Share Amount after deducting therefrom the shares of Parent Common Stock being placed in escrow hereunder. At the Escrow Agent's request, one certificate may be issued in the name of the Escrow Agent for deposit in escrow in lieu of separate Escrow Certificates.
At and after the Effective Time, each holder shall be entitled to receive such holder's Balance Certificate upon delivery to Parent of a certificate or certificates representing the full number of Company Shares held by such holder immediately prior to the Effective Time, together with a properly completed transmittal letter. The Escrow Agent shall hold and administer the shares of Parent Common Stock delivered to it hereunder in accordance with the terms of an escrow agreement dated as of the Effective Date among Parent, the Shareholder Representatives (as defined there) and the Escrow Agent (the "Escrow Agreement"), such Escrow Agreement to be substantially in the form of

Exhibit E attached hereto. Until surrendered as contemplated by this Section 1.8, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive upon such surrender a certificate representing shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock) as contemplated by this Section
1. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.

          (b) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such Company Stock Certificate in accordance with this Section 1.8 (at which time such holder shall be entitled to receive all such dividends and distributions and such cash payment).

          (c) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued, provided that fractional shares resulting from the conversion of each class of shares held by holders of more than one class of shares of the Company will be aggregated before determining whether a fractional share remains. In lieu of such fractional shares, any holder of capital stock of the Company who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, upon surrender of such holder's Company Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the Parent Common Share Market Price.

          (d) The shares of Parent Common Stock to be issued in the Merger shall be characterized as "restricted securities" for purposes of Rule 144 under the Securities Act, and each certificate representing any of such shares shall, until such time that the shares are not so restricted under the Securities Act, bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise, if any):

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE."

          (e) Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of capital stock of the Company pursuant to this Agreement such amounts as Parent or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

          (f) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of capital stock of the Company for any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

     1.9  DISSENTING SHARES.

          (a) Notwithstanding anything to the contrary contained in this Agreement, any shares of capital stock of the Company that, as of the Effective Time, are or may become entitled to appraisal rights pursuant to
Section 262 of the Delaware General Corporation Law shall not be converted into or represent the right to receive Parent Common Stock in accordance with
Section 1.5 (or cash in lieu of fractional shares in accordance with Section 1.8(c)), and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders by Section 262 of the Delaware General Corporation Law; PROVIDED, HOWEVER, that if the appraisal right associated with such shares shall not be perfected, or if any such shares shall lose their appraisal rights then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Parent Common Stock in accordance with
Section 1.5 (and cash in lieu of fractional shares in accordance with Section 1.8(c)).

          (b) The Company shall give Parent (i) prompt written notice of any notice received by the Company prior to the Effective Time of a shareholder's intent to demand payment for such shareholder's Company Shares pursuant to
Section 262 of the Delaware General Corporation Law and of any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the Delaware General Corporation Law, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.

     1.10 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a transaction which is taxable to the Company's shareholders.

     1.11 ACCOUNTING TREATMENT. For accounting purposes, the Merger is intended to be treated as a "pooling of interests."

     1.12 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 2.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants, to and for the benefit of the Indemnitees, as follows:

     2.1  DUE ORGANIZATION; ETC.

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and
(iii) to perform its obligations under all Company Contracts.

          (b) Except as set forth in Part 2.1(b) of the Disclosure Schedule, the Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "MAXM Systems Corporation."

          (c) The Company is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 2.1(c) of the Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on the Company. The Company is in good standing as a foreign corporation in each of the jurisdictions identified in Part 2.1(c) of the Disclosure Schedule.

          (d)  Part 2.1(d) of the Disclosure Schedule accurately sets forth
(i) the names of the members of the Company's board of directors, (ii) the names of the members of each committee of the Company's board of directors, and (iii) the names and titles of the Company's officers.

          (e) The Company does not own any controlling interest in any Entity except those listed in Part 2.1(e)(i) of the Disclosure Schedule and, except for the equity interests identified in Part 2.1(e)(i) of the Disclosure Schedule, the Company has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity. The Company has not agreed and is not obligated to make any future investment in or capital contribution to any Entity. Except as identified in Part 2.1(e)(i) of the Disclosure Schedule, the Company has not guaranteed and is not responsible or liable for any obligation of any of the Entities in which it owns or has owned any equity interest.

     2.2 ARTICLES OF INCORPORATION AND BYLAWS; RECORDS. The Company has delivered to Parent accurate and complete copies of: (1) the Company's articles of incorporation and bylaws, including all amendments thereto; (2) the stock records of the Company; and (3) except as set forth in Part 2.2 of the Disclosure Schedule, the minutes and other records of the meetings and other proceedings
(including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company, the board of directors of the Company and any minutes and other records of the committees of the board of directors of the Company. There have been no formal meetings or other proceedings of the shareholders of the Company or the board of directors of the Company or any committee of the board of directors of the Company that are not fully reflected in such minutes or other records. There has not been any violation of any of the provisions of the Company's articles of incorporation or bylaws, and the Company has not taken any action that is inconsistent in any material respect with any resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors. The books of account, stock records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices and all applicable Legal Requirements.

     2.3  CAPITALIZATION, ETC.

          (a) The authorized capital stock of the Company consists of: (i) 12,000,000 shares of Common Stock (with $.01 par value), of which 1,301,646 shares have been issued and are outstanding as of the date of this Agreement;
(ii) 38,254,470 shares of Class A Preferred Stock (with $.01 par value), of which 38,210,648 shares have been issued and are outstanding as of the date of this Agreement; (iii) 5,180,000 shares of Class B Preferred Stock (with $.01 par value), of which 5,000,000 shares have been issued and are outstanding; and 4,250,000 shares of Class C Preferred Stock (with $.01 par value), of which 4,171,846 shares have been issued and are outstanding.
Every ten outstanding shares of Class A Preferred Stock and Class B Preferred Stock are convertible into one share of Company Common Stock. Each outstanding share of Class C Preferred Stock is convertible into one share of Company Common Stock. All of the outstanding shares of Company Common Stock, Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock have been duly authorized and validly issued, and are fully paid and non-assessable, and none of the shares is subject to any repurchase option or restriction on transfer, except for the repurchase option held by John J. Barry, III and restrictions on transfer imposed by virtue of applicable federal and state securities laws.

          (b) Under the Company Stock Plans, options to purchase 1,483,040 shares, which number includes 11,230 Class B warrants, are outstanding as of the date of this Agreement. Part 2.3(b) of the Disclosure Schedule accurately sets forth, with respect to each Company Option that is outstanding as of the date of this Agreement: (i) the name of the holder of such Company Option; (ii) the total number of shares of the Company's common stock (the "Company Common Stock") that is subject to such Company Option and the number of shares of Company Common Stock with respect to which such Company Option is immediately exercisable; (iii) the term of such Company Option; (iv) the vesting schedule for such Company Option; (v) the exercise price per share of Company Common Stock purchasable under such Company Option; and (vi) whether such Company Option is subject to acceleration on or before the Effective Time. Except as set forth in Part 2.3(b) of the Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the best of the knowledge of the Company, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

          (c) All outstanding shares of Company Common Stock, Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock and all outstanding Company Options and Company Warrants, have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

          (d) Except as set forth in Part 2.3(d) of the Disclosure Schedule, the Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company. All securities so reacquired by the Company were reacquired in compliance with (i) the applicable provisions of the Delaware General Corporation Law and all other applicable Legal Requirements, and (ii) all requirements set forth in applicable restricted stock purchase agreements and other applicable Contracts.

          (e) Except as set forth in Part 2.3(e) of the Disclosure Schedule, the Company has not issued dividends, redeemed any stock or made any other distribution, or carried out a stock split, recapitalization or stock issuance of any kind since the Company's last audited financial statements.

          (f) Attached hereto as Exhibit F is a true and correct list of the names, addresses and number of shares owned by each of the holders of record of every class and series of capital stock of the Company as of the most recent practicable date.

     2.4  FINANCIAL STATEMENTS.

          (a) The Company has delivered to Parent the following financial statements and notes (collectively, the "Company Financial Statements"):

               (i) the audited balance sheets of the Company as of September 30, 1995 and 1994, and the related audited income statements, statements of shareholders' equity and statements of cash flows of the Company for the years then ended, together with the notes thereto and the unqualified report and opinion of Coopers & Lybrand LLP relating thereto; and

               (ii) the unaudited balance sheet of the Company as of September 30, 1996 (the "Unaudited Interim Balance Sheet"), and the related unaudited income statement of the Company for the twelve months then ended.

          (b) The Company Financial Statements are accurate and complete in all material respects and present fairly the financial position of the Company as of the respective dates thereof and the results of operations and (in the case of the financial statements referred to in Section 2.4(a)(i)) cash flows of the Company for the periods covered thereby. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 2.4(a)(ii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude).

     2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Disclosure Schedule, since September 30, 1996:

          (a) there has not been any material adverse change in the Company's business, condition, assets, liabilities, operations, financial performance or prospects, and, to the best of the Company's knowledge, no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on the Company;

          (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Company's assets (whether or not covered by insurance);

          (c) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

          (d)  the Company has not sold, issued or authorized the issuance of
     (i) any capital stock or other security (except for Company Common Stock issued upon the exercise of outstanding Company Options), (ii) any option or right to acquire any capital stock or any other security (except for Company Options described in Part 2.3 of the Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

          (e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of the Company Stock Plans, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any restricted stock purchase agreement;

          (f) there has been no amendment to the Company's articles of incorporation or bylaws, and the Company has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (g) the Company has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

          (h) the Company has not made any capital expenditure which, when added to all other capital expenditures made on behalf of the Company since September 30, 1996, exceeds $150,000;

          (i) the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract that is or would constitute a Material Contract (as defined in Section 2.10(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Contract;

          (j) the Company has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Company's past practices;

          (k) the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

          (l) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with the Company's past practices;

          (m) the Company has not (i) lent money to any Person (other than pursuant to routine travel advances made to employees in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money;

          (n) the Company has not (i) established or adopted any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employee;

          (o) the Company has not changed any of its methods of accounting or accounting practices in any respect;

          (p)  the Company has not made any Tax election;

          (q)  the Company has not commenced or settled any Legal Proceeding;

          (r) the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

          (s) the Company has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(r)" above.

     2.6  TITLE TO ASSETS

          (a) The Company owns, and has good, valid and marketable title to, all assets except for assets which are not individually or collectively material purported to be owned by it, including: (i) all assets reflected on the Unaudited Interim Balance Sheet; (ii) all assets referred to in Parts 2.7(b) and 2.9 of the Disclosure Schedule and all of the Company's rights under the Contracts identified in Part 2.10 of the Disclosure Schedule; and (iii) all other assets reflected in the Company's books and records as being owned by the Company. Except as set forth in Part 2.6(a) of the Disclosure Schedule, all of said assets are owned by the Company free and clear of any liens or other Encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company.

          (b) Part 2.6(b) of the Disclosure Schedule identifies all assets that are material to the business of the Company and that are being leased or licensed to the Company.

     2.7  BANK ACCOUNTS; RECEIVABLES.

          (a) Part 2.7(a) of the Disclosure Schedule provides accurate information with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution.

          (b) Part 2.7(b) of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company as of September 30, 1996. Except as set forth in Part 2.7(b) of the Disclosure Schedule, all existing accounts receivable of the Company (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since September 30, 1996 and have not yet been collected) (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business, (ii) are current and will be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed $389,000 in the aggregate).

     2.8  EQUIPMENT; LEASEHOLD.

          (a) All material items of equipment and other tangible assets owned by or leased to the Company are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Company's business in the manner in which such business is currently being conducted.

          (b) The Company does not own any real property or any interest in real property, except for the leasehold created under the real property lease identified in Part 2.10 of the Disclosure Schedule.

     2.9  PROPRIETARY ASSETS.

          (a) Part 2.9(a)(i) of the Disclosure Schedule sets forth, with respect to each Company Proprietary Asset registered with any Governmental Body or for which an application has been filed with any Governmental Body,
(i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(ii) of the Disclosure Schedule identifies and provides a brief description of all other Company Proprietary Assets owned by the Company.
Part 2.9(a)(iii) of the Disclosure Schedule identifies and provides a brief description of each Proprietary Asset licensed to the Company by any Person (except for any Proprietary Asset that is licensed to the Company under any third party software license generally available to the public at a cost of less than $5,000 per license, per copy), and identifies the license agreement under which such Proprietary Asset is being licensed to the Company. Except as set forth in Part 2.9(a)(iv) of the Disclosure Schedule, the Company has good, valid and marketable title to all of the Company Proprietary Assets identified in Parts 2.9(a)(i) and 2.9(a)(ii) of the Disclosure Schedule, free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets identified in Part 2.9(a)(iii) of the Disclosure Schedule. Except as set forth in Part 2.9(a)(v) of the Disclosure Schedule, the Company is not obligated to make any payment to any Person for the use of any Company Proprietary Asset. Except as set forth in Part 2.9(a)(vi) of the Disclosure Schedule, the Company has not developed jointly with any other Person any Company Proprietary Asset with respect to which such other Person has any rights.

          (b) The Company has taken all measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Proprietary Assets. Except as set forth in Part 2.9(b) of the Disclosure Schedule, the Company has not (other than pursuant to license agreements identified in Part 2.10 of the Disclosure Schedule) disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of, (i) the source code, or any portion or aspect of the source code, of any Company Proprietary Asset, or (ii) the object code, or any portion or aspect of the object code, of any Company Proprietary Asset.

          (c) None of the Company Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. The Company is not infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the best of the Company's knowledge, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset.

          (d)   Except as set forth in Part 2.9(d) of the Disclosure
Schedule: (i) each Company Proprietary Asset conforms in all material respects with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of the Company; and (ii) there has not been any claim by any customer or other Person alleging that any Company Proprietary Asset (including each version thereof that has ever been licensed or otherwise made available by the Company to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of the Company, and, to the best of the Company's knowledge, there is no basis for any such claim. The Company has established adequate reserves on the Unaudited Interim Balance Sheet to cover all costs associated with any obligations that the Company may have with respect to the correction or repair of programming errors or other defects in the Company Proprietary Assets.

          (e) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business has been and is being conducted. Except as set forth in Part 2.9(e) of the Disclosure Schedule, (i) the Company has not licensed any of the Company Proprietary Assets to any Person on an exclusive basis, and (ii) the Company has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

          (f)  Except as set forth in Part 2.9(f) of the Disclosure Schedule,
(i) all current and former employees of the Company have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Invention and Non-Disclosure Agreement previously delivered to Parent, and (ii) all current and former consultants and independent contractors to the Company have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Invention and Non-Disclosure Agreement previously delivered to Parent.

          (g) Except as set forth in Part 2.9(g) of the Disclosure Schedule, the Company has not entered into and is not bound by any Contract under which any Person has the right to distribute or license, on a commercial basis, any Company Proprietary Asset including source code, object code, or any versions, modifications or derivative works of source code or object code in any Company Proprietary Asset.

     2.10 CONTRACTS.

          (a)  Part 2.10 of the Disclosure Schedule identifies:

               (i) each Company Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor;

               (ii) each Company Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Proprietary Asset;

               (iii) each Company Contract imposing any restriction on the Company's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) develop or distribute any technology;

               (iv) each Company Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

               (v) each Company Contract relating to the acquisition, issuance or transfer of any securities;

               (vi) each Company Contract relating to the creation of any Encumbrance with respect to any asset of the Company;

               (vii) each Company Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

               (viii) each Company Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

               (ix) each Company Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.19);

               (x) each Company Contract constituting or relating to a Government Contract or Government Bid;

               (xi) any other Company Contract that was entered into outside the ordinary course of business or was inconsistent with the Company's past practices;

               (xii) any other Company Contract that has a term of more than 60 days and that may not be terminated by the Company (without penalty) within 60 days after the delivery of a termination notice by the Company; and

               (xiii)  any other Company Contract that contemplates or involves
     (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $25,000 in the aggregate, or (B) the performance of services having a value in excess of $25,000 in the aggregate.

(Contracts in the respective categories described in clauses "(i)" through "(xiii)" above are referred to in this Agreement as "Material Contracts.")

          (b) The Company has delivered to Parent accurate and complete copies of all written Contracts identified in Part 2.10 of the Disclosure Schedule, including all amendments thereto. Part 2.10 of the Disclosure Schedule provides an accurate description of the terms of each Company Contract that is not in written form. Each Contract identified in Part 2.10 of the Disclosure Schedule is valid and in full force and effect, and, to the best of the Company's knowledge, is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

          (c)  Except as set forth in Part 2.10 of the Disclosure Schedule:

               (i) the Company has not violated or breached, or committed any default under, any Company Contract, and, to the best of the Company's knowledge, no other Person has violated or breached, or committed any default under, any Company Contract;

               (ii) to the best of the Company's knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to,
     (A) result in a violation or breach of any of the provisions of any Company Contract, (B) give any Person the right to declare a default or exercise any remedy under any Company Contract, (C) give any Person the right to accelerate the maturity or performance of any Company Contract, or (D) give any Person the right to cancel, terminate or modify any Company Contract;

               (iii) since December 31, 1993, the Company has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Company Contract which, to the best of the Company's knowledge, has not been resolved to the satisfaction of all parties, except to the extent such violations, breaches or defects are not material, either individually or in the aggregate; and

               (iv) the Company has not waived any of its material rights under any Company Contract.

          (d) No Person is renegotiating, or has a right pursuant to the terms of any Company Contract to renegotiate, any amount paid or payable to the Company under any Company Contract or any other material term or provision of any Company Contract.

          (e) The Contracts identified in Part 2.10 of the Disclosure Schedule constitute all of the Contracts necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted, either individually or collectively with other Contracts.

          (f) Part 2.10 of the Disclosure Schedule identifies and provides a brief description of each proposed Contract as to which any bid, offer, award, written proposal, term sheet or similar document has been submitted or received by the Company since January 1, 1996 and which may still be accepted.

          (g) Part 2.10 of the Disclosure Schedule provides an accurate description and breakdown of the Company's backlog under Company Contracts.

          (h)  Except as set forth in Part 2.10(h) of the Disclosure Schedule:

               (i) the Company has not had any determination of noncompliance, entered into any consent order or undertaken any internal investigation relating directly or indirectly to any Government Contract or Government Bid;

               (ii) the Company has complied in all material respects with all Legal Requirements with respect to all Government Contracts and Government Bids;

               (iii) the Company has not, in obtaining or performing any Government Contract, violated (A) the Truth in Negotiations Act of 1962, as amended, (B) the Service Contract Act of 1963, as amended, (C) the Contract Disputes Act of 1978, as amended, (D) the Office of Federal Procurement Policy Act, as amended, (E) the Federal Acquisition Regulations (the "FAR") or any applicable agency supplement thereto, (F) the Cost Accounting Standards, (G) the Defense Industrial Security Manual (DOD 5220.22-M), (H) the Defense Industrial Security Regulation (DOD 5220.22-R) or any related security regulations, or (I) any other applicable procurement law or regulation or other Legal Requirement;

               (iv) all facts set forth in or acknowledged by the Company in any certification, representation or disclosure statement submitted by the Company with respect to any Government Contract or Government Bid were current, accurate and complete as of the date of submission;

               (v) neither the Company nor any of its employees has been debarred or suspended from doing business with any Governmental Body, and, to the best of the Company's knowledge, no circumstances exist that would warrant the institution of debarment or suspension proceedings against the Company or any employee of the Company;

               (vi) no negative determinations of responsibility have been issued against the Company in connection with any Government Contract or Government Bid;

               (vii) no direct or indirect costs incurred by the Company have been questioned or disallowed as a result of a finding or determination of any kind by any Governmental Body;

               (viii) no Governmental Body, and no prime contractor or higher-tier subcontractor of any Governmental Body, has withheld or set off, or threatened to withhold or set off, any material amount due to the Company under any Government Contract;

               (ix) to the best of the Company's knowledge, there are not and have not been any irregularities, misstatements or omissions relating to any Government Contract or Government Bid that have led to or could reasonably be expected to lead to (A) any administrative, civil, criminal or other investigation, Legal Proceeding or indictment involving the Company or any of its employees, (B) the questioning or disallowance of any costs submitted for payment by the Company, (C) the recoupment of any payments previously made to the Company, (D) a finding or claim of fraud, defective pricing, mischarging or improper payments on the part of the Company, or (E) the assessment of any penalties or damages of any kind against the Company;

               (x) there is not and has not been any (A) outstanding claim against the Company by, or dispute involving the Company with, any prime contractor, subcontractor, vendor or other Person arising under or relating to the award or performance of any Government Contract, (B) fact known by the Company upon which any such claim could reasonably be expected to be based or which may give rise to any such dispute, (C) final decision of any Governmental Body against the Company;

               (xi) the Company is not undergoing and has not undergone any audit, and the Company has no knowledge of any basis for any impending audit, arising under or relating to any Government Contract (other than normal routine audits conducted in the ordinary course of business);

               (xii) the Company has not entered into any financing arrangement or assignment of proceeds with respect to the performance of any Government Contract;

               (xiii) no payment has been made by the Company or by any Person acting on the Company's behalf to any Person (other than to any bona fide employee or agent (as defined in subpart 3.4 of the FAR) of the Company) which is or was contingent upon the award of any Government Contract or which would otherwise be in violation of any applicable procurement law or regulation or any other Legal Requirement;

               (xiv) the Company has complied with all applicable regulations and other Legal Requirements and with all applicable contractual requirements relating to the placement of legends or restrictive markings on material technical data, computer software and other Proprietary Assets;

               (xv) in each case in which the Company has delivered or otherwise provided any technical data, computer software or Company Proprietary Asset to any Governmental Body in connection with any Government Contract, the Company has marked such technical data, computer software or Company Proprietary Asset with all markings and legends (including any "restricted rights" legend and any "government purpose license rights" legend) necessary (under the FAR or other applicable Legal Requirements) to ensure that no Governmental Body or other Person is able to acquire any unlimited rights with respect to such technical data, computer software or Company Proprietary Asset;

               (xvi) the Company has not made any disclosure to any Governmental Body pursuant to any voluntary disclosure agreement;

               (xvii) the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Body under or in connection with any Government Contract or Government Bid as a result of or by virtue of (A) the execution, delivery of performance of this Agreement or any of the other agreements referred to in this Agreement, or (B) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

     2.11 LIABILITIES. The Company has no material accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for: (a) liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; (b) accounts payable or accrued salaries that have been incurred by the Company since September 30, 1996 in the ordinary course of business and consistent with the Company's past practices;
(c) liabilities under the Company Contracts identified in Part 2.10 of the Disclosure Schedule, to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such Company Contracts; and (d) the liabilities identified in Part 2.11 of the Disclosure Schedule.

     2.12 COMPLIANCE WITH LEGAL REQUIREMENTS. The Company is, and has at all times since December 31, 1993 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on the Company. Except as set forth in Part 2.12 of the Disclosure Schedule, since December 31, 1993, the Company has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

     2.13 GOVERNMENTAL AUTHORIZATIONS. Part 2.13 of the Disclosure Schedule identifies each material Governmental Authorization held by the Company, and the Company has delivered to Parent accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. The Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted. The Company is, and at all times since December 31, 1993 has been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. Since December 31, 1993, the Company has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

     2.14 TAX MATTERS.

          (a) All Tax Returns required to be filed by or on behalf of the Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Company Returns") (i) have been or will be filed on or before the applicable due date

(including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

          (b) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. The Company will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from September 30, 1996 through the Closing Date, and the Company will disclose the dollar amount of such reserves to Parent on or prior to the Closing Date.

          (c) Except as set forth in Part 2.14(c) of the Disclosure Schedule, there have been no examinations or audits of any Company Return. The Company has delivered to Parent accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to the Company Returns. Except as set forth in Part 2.14(c) of the Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.

          (d) Except as set forth in Part 2.14(d) of the Disclosure Schedule, no claim or Proceeding is pending or has been threatened against or with respect to the Company in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of the Company except liens for current Taxes not yet due and payable. The Company has not entered into or become bound by any agreement or consent pursuant to
Section 341(f) of the Code. The Company has not been, and the Company will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

          (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. The Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

          (f) Except as set forth in Part 2.14(f) of the Disclosure Schedule, since December 31, 1990, (i) no Governmental Body has asserted any claim or otherwise made any allegation that the Company has failed or may have failed to pay any sales tax, use tax or similar

Tax, and (ii) the Company has not engaged in any discussions or negotiations with any Governmental Body, and has not sent any written communication to or received any written communication from any Governmental Body, in connection with any possible failure on the part of the Company to pay any sales tax, use tax or similar Tax.

     2.15 EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

          (a) Part 2.15(a) of the Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any employee of the Company ("Employee"), except for Plans which would not require the Company to make payments or provide benefits having a value in excess of $25,000 in the aggregate.

          (b) Except as set forth in Part 2.15(a) of the Disclosure Schedule, the Company does not maintain, sponsor or contribute to, and, to the best of the Company's knowledge, has not at any time in the six year period before the Closing maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees (a "Pension Plan").

          (c) The Company maintains, sponsors or contributes only to those employee welfare benefit plans (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees which are described in Part 2.15(c) of the Disclosure Schedule (the "Welfare Plans"), none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

          (d)  With respect to each Plan, the Company has delivered to Parent:

               (i) an accurate and complete copy of such Plan (including all amendments thereto);

               (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for the last two years;

               (iii) an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan;

               (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof;

               (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

               (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

          (e) The Company is not required to be, and, to the best of the Company's knowledge, has never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. The Company has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. To the best of the Company's knowledge, the Company has never made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

          (f) The Company does not have any plan or commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would affect any Employee.

          (g) Except as set forth in Part 2.15(g) of the Disclosure Schedule, no Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former Employee after any such Employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Interim Balance Sheet, and (iii) benefits the full cost of which are borne by current or former Employees (or the Employees' beneficiaries)).

          (h) To the best of the Company's knowledge, with respect to each of the Welfare Plans constituting a group health plan within the meaning of
Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

          (i) To the best of the Company's knowledge, each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

          (j) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter should be revoked.

          (k) Except as set forth in Part 2.15(k) of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Employee or director of the Company (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

          (l) Part 2.15(l) of the Disclosure Schedule contains a list of all salaried employees of the Company as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of its Employees. All of the Company's employees are "at will" employees.

          (m) Part 2.15(m) of the Disclosure Schedule identifies each Employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

          (n) To the best of the Company's knowledge, the Company is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

          (o) Except as set forth in Part 2.15(o) of the Disclosure Schedule, the Company has good labor relations, and the Company has no reason to believe that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the Company's labor relations, or (ii) any of the Company's employees intends to terminate his or her employment with the Company.

     2.16 ENVIRONMENTAL MATTERS. The Company is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. The Company has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law, and, to the best of the Company's knowledge, there are no circumstances that may prevent or interfere with the Company's compliance with any Environmental Law in the future. To the best of the Company's knowledge, no current or prior owner of any property leased or controlled by the Company has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company is not in compliance with any Environmental Law. All Governmental Authorizations currently held by the Company pursuant to Environmental Laws are identified in Part 2.16 of the Disclosure Schedule. (For purposes of this Section 2.16: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

     2.17 SALE OF PRODUCTS; PERFORMANCE OF SERVICES.

          (a) The Company will not incur or otherwise become subject to any material liability arising from (i) any product, system, program, Proprietary Asset or other asset designed, developed, manufactured, assembled, sold, supplied, installed, repaired, licensed or made available by the Company on or prior to the Closing Date, or (ii) any consulting services, installation services, programming services, repair services, maintenance services, training services, support services or other services performed by the Company on or prior to the Closing Date.

          (b) Except as set forth in Part 2.17(b) of the Disclosure Schedule, no customer or other Person has, at any time since December 31, 1993, asserted or threatened to assert any claim against the Company (other than claims that have been resolved satisfactorily at no material cost to the Company) under or based upon (i) any warranty provided by or on behalf of the Company, or (ii) any services performed by the Company.

     2.18 INSURANCE. Part 2.18 of the Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of the Company and identifies any material claims made thereunder, and the Company has delivered to Parent accurate and complete copies of the insurance policies identified on Part 2.18 of the Disclosure Schedule. Each of the insurance policies identified in Part 2.18 of the Disclosure Schedule is in full force and effect. Since December 31, 1992, the Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

     2.19 RELATED PARTY TRANSACTIONS. Except as set forth in Part 2.19 of the Disclosure Schedule: (a) no Related Party has, and no Related Party has at any time since December 31, 1993 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company; (b) no Related Party is, or has at any time since December 31, 1993 been, indebted to the Company; (c) since December 31, 1993, no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving the Company;
(d) no Related Party is competing, or has at any time since December 31, 1993 competed, directly or indirectly, with the Company; and (e) no Related Party has any claim or right against the Company (other than rights under company Options and rights to receive compensation for services performed as an employee of the

Company). (For purposes of the Section 2.19 each of the following shall be deemed to be a "Related Party": (i) each individual who is, or who has at any time since December 31, 1993 been, an officer of the Company; (ii) each member of the immediate family of each of the individuals referred to in clause "(i)" above; and (iii) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(i)" and "(ii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

     2.20 LEGAL PROCEEDINGS; ORDERS.

          (a) Except as set forth in Part 2.20 of the Disclosure Schedule, there is no pending Legal Proceeding, and (to the best of the Company's knowledge) no Person has threatened to commence any Legal Proceeding: (i) that involves the Company or any of the assets owned or used by the Company or any Person whose liability the Company has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best of the Company's knowledge, except as set forth in Part 2.20(a) of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

          (b) Except as set forth in Part 2.20(b) of the Disclosure Schedule, no Legal Proceeding has ever been commenced by or has ever been pending against the Company.

          (c) There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. To the best of the Company's knowledge, no officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

     2.21 AUTHORITY; BINDING NATURE OF AGREEMENT. The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company and its board of directors. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     2.22 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.22 of the Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company's articles of incorporation or bylaws, or
     (ii) any resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors;

          (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

          (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the Company's business or to any of the assets owned or used by the Company;

          (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract that is or would constitute a Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Company Contract, (ii) accelerate the maturity or performance of any such Company Contract, or (iii) cancel, terminate or modify any such Company Contract; or

          (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company).

Except as set forth in Part 2.22 of the Disclosure Schedule and by the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

     2.23 FULL DISCLOSURE.

          (a) This Agreement (including the Disclosure Schedule) does not, and the closing certificate to be delivered by the Company upon the day of the Closing (the "Closing Certificate") will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact or necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

          (b) The information supplied by the Company for inclusion in the Information Statement (as defined in Section 5.2) will not, as of the date of the Information Statement or as of the date of the Company Shareholders' Meeting (as defined in Section 5.3), (i) contain any statement that is inaccurate or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make such information (in the light of the circumstances under which it is provided) not false or misleading.

SECTION 3.     REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

          Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

     3.1  SEC FILINGS; FINANCIAL STATEMENTS.

          (a) Parent has delivered to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Parent with the SEC between September 30, 1995 and the date of this Agreement (the "Parent SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) since the date of the Parent's last Quarterly Report on Form 10-Q, no event has occurred which would have a material adverse effect on Parent's business, condition, assets, liability, operations, financial performance or prospects.

          (b) The consolidated financial statements contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its subsidiaries for the periods covered thereby.

     3.2 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent and Merger Sub have the absolute and unrestricted right, power and authority to perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Merger Sub of this Agreement (including the contemplated issuance of Parent Common Stock in the Merger in accordance with this Agreement) have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors. No vote of Parent's stockholders is needed to approve the Merger. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     3.3 VALID ISSUANCE. Subject to Section 1.5(c), the Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.


SECTION 4.     CERTAIN COVENANTS OF THE COMPANY

     4.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Company shall, and shall cause its Representatives to: (a) provide Parent and Parent's Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company; and (b) provide Parent and Parent's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Parent may reasonably request.

     4.2  OPERATION OF THE COMPANY'S BUSINESS.  During the Pre-Closing Period:

          (a) the Company shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

          (b) the Company shall use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Company;

          (c) the Company shall keep in full force all insurance policies identified in Part 2.18 of the Disclosure Schedule;

          (d) the Company shall cause its officers to report regularly (but in no event less frequently than weekly) to Parent concerning the status of the Company's business;

          (e) the Company shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities or purchase or acquire for cash any of its options or warrants;

          (f)  the Company shall not sell, issue or authorize the issuance of
     (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company shall be permitted to issue Company Common Stock to employees upon the exercise of outstanding Company Options and to issue shares of Company Common Stock upon the conversion of shares of Class A Preferred Stock, Class B Preferred Stock or Class C Preferred Stock);

          (g) the Company shall not amend or waive any of its rights under, or, except as described in Part 4.2(g) of the Disclosure Schedule, permit the acceleration of vesting under, (i) any provision of the Company Stock Plans, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any provision of any restricted stock purchase agreement;

          (h) the Company shall not amend or permit the adoption of any amendment to the Company's articles of incorporation or bylaws, or effect or permit the Company to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction (except that the Company may issue shares of Company Common Stock upon the conversion of shares of Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock);

          (i) the Company shall not form any subsidiary or acquire any equity interest or other interest in any other Entity;

          (j) the Company shall not make any capital expenditure, except for the purchase of items requiring capital expenditures of no more than $1000;

          (k) the Company shall not (i) enter into, or permit any of the assets owned or used by it to become bound by, any Contract that is or would constitute a Material Contract, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any such Contract;

          (l)  the Company shall not except in the ordinary course of business
     (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except for assets acquired, leased, licensed or disposed of by the Company pursuant to Contracts that are not Material Contracts;

          (m) the Company shall not (i) lend money to any Person (except that the Company may make routine travel advances to employees in the ordinary course of business and may, consistent with its past practices, allow employees to acquire Company Common Stock in exchange for promissory notes upon exercise of Company Options), or (ii) incur or guarantee any indebtedness for borrowed money (except that the Company may make routine borrowings in the ordinary course of business under its line of credit with Silicon Valley Bank);

          (n) except for the period after the Closing and as set forth in Exhibit G, the Company shall not (i) establish, adopt or amend any Employee Benefit Plan, (ii) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or
     (iii) hire any new employee;

          (o) the Company shall not change any of its methods of accounting or accounting practices in any material respect;

          (p)  the Company shall not make any Tax election;

          (q) the Company shall not commence or settle any material Legal Proceeding;

          (r) the Company shall not agree or commit to take any of the actions described in clauses "(e)" through "(q)" above.

Notwithstanding the foregoing, the Company may take any action described in clauses "(e)" through "(r)" above if Parent gives its prior written consent to the taking of such action by the Company, which consent will not be unreasonably withheld (it being understood that Parent's withholding of consent to any action will not be deemed unreasonable if Parent determines in good faith that the taking of such action would not be in the best interests of Parent or would not be in the best interests of the Company).

     4.3  NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULE.

          (a) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of:

               (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement;

               (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

               (iii) any breach of any covenant or obligation of the Company; and

               (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or
     Section 7 impossible or unlikely.

          (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company in this Agreement, or (ii) determining whether any of the conditions set forth in
Section 6 has been satisfied.

     4.4 NO NEGOTIATION. During the Pre-Closing Period, the Company shall not, directly or indirectly:

          (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction;

          (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Parent) relating to or in connection with a possible Acquisition Transaction; or

          (c) consider, entertain or accept any proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction.

The Company shall promptly notify Parent in writing of any material inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company during the Pre-Closing Period.


SECTION 5.     ADDITIONAL COVENANTS OF THE PARTIES

     5.1 FILINGS AND CONSENTS. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this Agreement. The Company shall (upon request) promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period.

     5.2 INFORMATION STATEMENT. As promptly as practicable after the execution of this Agreement, the Company and Parent shall jointly prepare an Information Statement relating to the approval of the Merger by the Company's shareholders and the exercise of appraisal rights in connection therewith (the "Information Statement"). The Company shall provide and include in the Information Statement such information relating to the Company and its shareholders as may be required pursuant to Rule 502 under the Securities Act.

     5.3 COMPANY SHAREHOLDERS' MEETING. The Company shall, in accordance with its articles of incorporation and bylaws and the applicable requirements of the Delaware General Corporation Law, call and hold a special meeting of its shareholders as promptly as practicable for the purpose of permitting them to consider and to vote upon and approve the Merger and this Agreement (the "Company Shareholders' Meeting"). The Company shall cause a copy of the Information Statement to be delivered to each shareholder of the Company who is entitled to vote at the Company Shareholders' Meeting. As promptly as practicable after the delivery of copies of the Information Statement to all shareholders entitled to vote at the Company Shareholders' Meeting, the Company shall use its best efforts (i) to solicit from each of such shareholders a proxy in favor of the approval of the Merger and this Agreement, (ii) to cause each of such shareholders to identify in writing a person reasonably acceptable to Parent as his or her "purchaser representative" (as defined in Rule 501 under the Securities Act) in connection with evaluating the merits and risks of investing in Parent Common Stock, and (iii) to cause each of such shareholders to execute and deliver to Parent a Shareholder Investment Certification in the form of Exhibit H. Without limiting the generality or the effect of anything contained in the Shareholder Agreements being executed and delivered to Parent by certain Company shareholders contemporaneously with the execution and delivery of this Agreement, each such shareholder shall cause all shares of the capital stock of the Company that are owned, beneficially or of record, by such shareholder on the record date for the Company Shareholders' meeting to be voted in favor of the Merger and this Agreement at such meeting. Notwithstanding the foregoing, the Shareholders may approve the Merger and this Agreement by a written consent in lieu of a Shareholders' Meeting in accordance with Section 228 of the Delaware General Corporation Law.

     5.4  PUBLIC ANNOUNCEMENTS.

          (a) During the Pre-Closing Period, the Company shall not (and the Company shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without Parent's prior written consent.

          (b) During the Pre-Closing Period, Parent will consult with the Company prior to issuing any press release or making any public statement regarding the Merger (unless Parent reasonably determines that Parent is required, by virtue of any applicable Legal Requirement, to issue any such press release or make any such public statement under the circumstances that make it infeasible or impractical to consult with the Company).

     5.5 POOLING OF INTERESTS. During the Pre-Closing Period, no party to this Agreement shall take any action that could reasonably be expected to have an adverse effect on the ability of Parent to account for the Merger as a "pooling of interests."

     5.6 AFFILIATE AGREEMENTS. The Company shall use all commercially reasonable efforts to cause each other Person identified on Exhibit I-2 (and any other Person that could reasonably be deemed to be an "affiliate" of the Company for purposes of the Securities Act), to execute and deliver to Parent, as promptly as practicable after the execution of this Agreement, an Affiliate Agreement in the form of Exhibit I-1.

     5.7 BEST EFFORTS. During the Pre-Closing Period, (a) the Company shall use its best efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis, and (b) Parent and Merger Sub shall use their best efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis.

     5.8  TERMINATION OF AGREEMENTS.  Prior to the Closing:

          (a) the Company shall obtain waivers of the right of redemption in respect of the Class A, B and C Preferred Stock by the holders thereof in the event of a reorganization of the Company as contemplated herein, from all of the holders thereof.

          (b) the Company shall use all commercially reasonable efforts to cause Micromuse Plc to enter into an agreement with the Company, reasonably satisfactory in form and content to Parent (and conditioned and effective upon the Closing), terminating all of the rights of Micromuse Plc under the Value Added Reseller Agreement dated as of April 28, 1996 between the Company and Micromuse Plc.

     5.9 FIRPTA MATTERS. At the Closing, (a) the Company shall deliver to Parent a statement (in such form as may be reasonably requested by counsel to Parent) conforming to the requirements of Section 1.897 - 2(h)(1)(i) of the United States Treasure Regulations, and (b) the Company shall deliver to the Internal Revenue Service the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations.

     5.10 RELEASE. At the Closing, each of the shareholders listed in Exhibit J shall execute and deliver to the Company a Release in the form of Exhibit K.

     5.11 TERMINATION OF EMPLOYEE PLANS. At the Closing, the Company shall terminate the Company Stock Plans, and shall ensure that no employee or former employee of the Company has any rights under any of such Plans and that any liabilities of the Company under such Plans (including any such liabilities relating to services performed prior to the Closing) are fully extinguished at no cost to the Company.

SECTION 6.     CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

     The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     6.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by the Company in this Agreement and in each of the other agreements and instruments delivered to Parent in connection with the transactions contemplated by this Agreement shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (without giving effect to any update to the Disclosure Schedule other than the Special Disclosure Schedule Amendment, and without giving effect to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties).

     6.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations with which the Company is required to comply or required to perform at or prior to the Closing shall have been complied with and performed in all respects.

     6.3 SHAREHOLDER APPROVAL. The principal terms of the Merger shall have been duly approved by the affirmative vote, or written consent in lieu thereof, of (a) at least a majority of the shares of Company Common Stock and Class A, Class B and Class C Preferred Stock entitled to vote with respect thereto (which preferred stock is entitled to cast the number of votes each to the number of whole shares of the Company Common Stock into which the shares of preferred stock are convertible), voting together with the Company Common Stock as a single class; (b) at least a majority of the shares of Class A, Class B and Class C Preferred Stock entitled to vote with respect thereto, voting together as a single class; and (c) at least a majority of the shares of Class C Preferred Stock entitled to vote with respect thereto.

     6.4 CONSENTS. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 2.22 of the Disclosure Schedule) shall have been obtained and shall be in full force and effect.

     6.5 AGREEMENTS AND DOCUMENTS. Parent and the Company shall have received the following agreements and documents, each of which shall be in full force and effect:

          (a) Shareholder Investment Certifications in the form of Exhibit H, each dated as of the date of the Company Shareholders' Meeting or as of an earlier date, executed by each of the Company's shareholders;

          (b) Affiliate Agreements in the form of Exhibit I-1, executed by the Persons identified on Exhibit I-2 and by any other Person who could reasonably be deemed to be an "affiliate" of the Company for purposes of the Securities Act;

          (c) a Release in the form of Exhibit K, executed by the shareholders listed in Exhibit J;

          (d) the waivers referred to in Section 5.9(a), executed by each of the relevant shareholders;

          (e) the agreement, if any, referred to in Section 5.9(b), executed by Micromuse Plc;

          (f) confidential invention and assignment agreements, reasonably satisfactory in form and content to Parent, executed by all employees and former employees of the Company and by all consultants and independent contractors and former consultants and former independent contractors to the Company who have not already signed such agreements (including the individuals identified in Part 2.9(f) of the Disclosure Schedule);

          (g) the statement referred to in Section 5.9(a), executed by the Company;

          (h) an estoppel certificate, dated as of a date not more than five days prior to the Closing Date and satisfactory in form and content to Parent, executed by B.F. Saul Real Estate Investment Trust;

          (i) a legal opinion of Piper & Marbury L.L.P., dated as of the Closing Date, in a form to be agreed;

          (j) a legal opinion of Piper & Marbury, L.L.P., reasonably satisfactory in form and content to Parent, to the effect that the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not contravene, conflict with or result in a violation of, or give any Governmental Body the right to exercise any remedy or to obtain any relief under, any Government Contract to which the Company is a party or under which the Company has any rights or obligations;

          (k) a letter from Ernst & Young LLP, dated as of the Closing Date, regarding concurrence with Parent's management's conclusion regarding the appropriateness of pooling of interests accounting treatment for the Merger under APB Opinion No. 16 if consummated in accordance with this Agreement, in a form customary in scope and substance for letters delivered by independent public accountants in connection with transactions of this type;

          (l) a letter from Coopers & Lybrand LLP, dated as of the Closing Date, confirming that no transaction entered into by the Company, and no other fact or circumstance relating to the Company, will prevent Parent from accounting for the Merger as a "pooling of interests" in accordance with generally accepted principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC;

          (m) a certificate executed by the Company and containing the representation and warranty of the Company that each of the representations and warranties set forth in Section 2 is accurate in all respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 6.1, 6.2 and 6.3 have been duly satisfied (the "Closing Certificate");

          (n) written resignations of all directors of the Company, effective as of the Effective Time; and

          (o) an Escrow Agreement substantially in the form of Exhibit E executed by the Parent and the Company.

     6.6 FIRPTA COMPLIANCE. The Company shall have filed with the Internal Revenue Service the notification referred to in Section 5.9(b).

     6.7 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     6.8 NO LEGAL PROCEEDINGS. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Merger or seeking to prohibit or limit the exercise by Parent of any material right pertaining to its ownership of stock of the Surviving Corporation.

     6.9 LEGENDS. The Company shall have provided Parent with evidence, reasonably satisfactory to Parent, that all technical data, computer software and Company Proprietary Assets delivered or otherwise provided or made available by or on behalf of the Company to Governmental Bodies in connection with Government Contracts have been marked with all markings and legends (including any "restricted rights" legend and any "government purpose license rights" legend) appropriate (under the FAR, under other applicable Legal Requirements or otherwise) to ensure that no Governmental Body or other Person is able to acquire any unlimited rights with respect to any of such technical data, computer software or Company Proprietary Assets and to ensure that the Company has not lost or relinquished and will not lose or relinquish any material rights with respect thereto.

     6.10 TERMINATION OF EMPLOYEE PLANS. The Company shall have provided Parent with evidence, reasonably satisfactory to Parent, as to the termination of the benefit plans referred to in Section 5.12.

     6.11 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the Company's business, condition, assets, liabilities, operations, financial performance or prospects since the date of this Agreement; PROVIDED, HOWEVER, that changes in projected revenues of the Company resulting from the failure of the Company to execute agreements with potential new customers after announcement of the execution of this Agreement shall not be considered a material adverse change pursuant to this Section 6.

     6.12 RULE 506. All applicable requirements of Rule 506 under the Securities Act shall have been satisfied.

     6.13 WAIVER OF DISSENTERS RIGHTS. Shareholders representing the right to receive 95% of the Merger Shares shall have delivered Waivers of their appraisal rights under Section 262 of the Delaware General Corporation Law.

SECTION 7.     CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

     The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

     7.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by Parent and Merger Sub in this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any materiality or similar qualifications contained in such representations and warranties), and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (without giving effect to any materiality or similar qualifications contained in such representations and warranties).

     7.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

     7.3  DOCUMENTS.  The Company shall have received the following documents:

          (a) a legal opinion of Cooley Godward LLP, dated as of the Closing Date, in a form to be agreed; and

          (b) a Registration Rights Agreement substantially in the form of Exhibit L executed by the Parent.

     7.4 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

SECTION 8.     TERMINATION

     8.1  TERMINATION EVENTS.  This Agreement may be terminated prior to the
Closing:

          (a) by Parent if Parent reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement);

          (b) by the Company if the Company reasonably determines that the timely satisfaction of any condition set forth in Section 7 has become impossible (other than as a result of any failure on the part of the Company to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

          (c) by Parent at or after the Scheduled Closing Time if any condition set forth in Section 6 has not been satisfied by the Scheduled Closing Time;

          (d) by the Company at or after the Scheduled Closing Time if any condition set forth in Section 7 has not been satisfied by the Scheduled Closing Time;

          (e) by Parent if the Closing has not taken place on or before February 28, 1997 (other than as a result of any failure on the part of Parent to comply with or perform any covenant or obligation of Parent set forth in this Agreement);

          (f) by the Company if the Closing has not taken place on or before February 28, 1997 (other than as a result of the failure on the part of the Company to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent); or

          (g)  by the mutual consent of Parent and the Company.

     8.2 TERMINATION PROCEDURES. If Parent wishes to terminate this Agreement pursuant to Section 8.1(a), Section 8.1(c) or Section 8.1(e), Parent shall deliver to the Company a written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on which Parent is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 8.1(b), Section 8.1(d) or
Section 8.1(f), the Company shall deliver to Parent a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.

     8.3  EFFECT OF TERMINATION.  If this Agreement is terminated pursuant to
Section 8.1, all further obligations of the parties under this Agreement shall terminate; PROVIDED, HOWEVER, that: (a) neither the Company nor Parent shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 10.6; and (c) the Company shall, in all events, remain bound by and continue to be subject to Section 5.4.

SECTION 9.     INDEMNIFICATION, ETC.

     9.1  SURVIVAL OF REPRESENTATIONS, ETC.

          (a) The representations and warranties made by the Company (including the representations and warranties set forth in Section 2 and the representations and warranties set forth in the Closing Certificate) shall survive the Closing and shall expire on the first anniversary of the Closing Date; PROVIDED, HOWEVER, that if, at any time prior to the first anniversary of the Closing Date, any Indemnitee (acting in good faith) delivers to any of the Indemnitors (as defined below) a written notice alleging the existence of a material inaccuracy in or a material breach of any of the representations and warranties made by the Company (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 9.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the first anniversary of the Closing until such time as such claim is fully and finally resolved. All representations and warranties made by Parent and Merger Sub shall terminate and expire as of the Effective Time, and any liability of Parent or Merger Sub with respect to such representations and warranties shall thereupon cease.

          (b) The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives, except to the extent such information is included in the Disclosure Schedule or any update to the Disclosure Schedule.

          (c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Company.

     9.2  INDEMNIFICATION BY SHAREHOLDERS.

          (a) From and after the Effective Time (but subject to Section 9.1(a)), the holders of Company Shares who shall have received, or are entitled to receive, Parent Common Stock pursuant to Section 1 above (the "Indemnitors"), severally, but not jointly and severally, shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any material inaccuracy in or material breach of any representation or warranty set forth in Section 2 or in the Closing Certificate (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty, but giving effect to any update to the Disclosure Schedule delivered by the Company and received by Parent prior to 5:00 pm EST on January 9, 1997); (ii) any material breach of any covenant or obligation of the Company (including the covenants set forth in Sections 4 and 5); or (iii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" or "(ii)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 9).

          (b) The Indemnitors acknowledge and agree that, if the Surviving Corporation suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation such as would be subject to indemnification in Section 9.2(a), then (without limiting any of the rights of the Surviving Corporation as an Indemnitee) Parent shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

     9.3 LIMITATION OF PARENT CLAIMS. The obligations and liabilities of the Indemnitors hereunder with respect to indemnification for Damages shall be subject to the following limitations:

          (a) No indemnification shall be required to be made by the Indemnitors hereunder unless the amount of Damages exceeds $100,000 in the aggregate, in which case the Stockholders' indemnification obligations shall apply to the amount of such Parent Claims in excess of $100,000.

          (b) All claims for indemnification pursuant to Section 9.2 hereof shall be brought and recovered by the Indemnitees solely by the return to Parent of property from the Escrow Fund. Without limiting the generality of the foregoing, Parent shall not have any recourse against any Indemnitors individually, or any Indemnitor's assets or property, for Damages, except for recovery against the Escrow Fund pursuant to the terms of this Agreement and the Escrow Agreement.

          (c) For purposes of determining the amount of property recoverable from the Escrow Fund sufficient to satisfy any claim subject to indemnification hereunder, the value of a share of Parent Stock shall be equal to the average closing price on the Nasdaq National Market for the shares of the Parent Common Stock for the five trading days ending; two days prior to the Effective Time.

          (d) The Indemnitors and the Indemnitees acknowledge and agree that any distribution of property from the Escrow Fund to satisfy a claim hereunder shall be done so as to reduce each Indemnitor's interest in the Parent Common Stock in the Escrow Fund in a pro rata manner based on the Indemnitors' respective ownership interests in the Parent Common Stock in the Escrow Fund.

     9.4 EXCLUSIVE REMEDY. The indemnification provided in this Article 9 shall be the Indemnitees' exclusive remedy for any breach by the Company of a representation or warranty contained in this Agreement or any certificate or other writing delivered by the Company pursuant hereto or in connection herewith. Notwithstanding the foregoing, nothing contained herein shall limit a party's rights or remedies with respect to claims resulting from or arising out of or willful misconduct or fraud.

     9.5 NO CONTRIBUTION. Each Indemnitor waives, and acknowledges and agrees that he shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation in connection with any indemnification obligation or any other liability to which he may become subject under or in connection with this Agreement or the Closing Certificate.

     9.6 INTEREST. Any Indemnitor who is required to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 9 with respect to any Damages shall also be liable to such Indemnitee for interest on the amount of such Damages (for the period commencing as of the date on which such Indemnitor first received notice of a claim for recovery by such Indemnitee and ending on the date on which the liability of such Indemnitor to such Indemnitee is fully satisfied by such Indemnitor) at a floating rate equal to the rate of interest publicly announced by Bank of Boston from time to time as its prime, base or reference rate.

     9.7 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Surviving Corporation, against Parent or against any other Person) with respect to which the Indemnitors may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 9, Parent shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own. If Parent so proceeds with the defense of any such claim or Legal Proceeding:

          (a) all reasonable expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid exclusively by the Indemnitors out of the Escrow Fund;

          (b) each Indemnitor shall make available to Parent any documents and materials in his possession or control, if any, that may be necessary to the defense of such claim or Legal Proceeding; and

          (c) Parent shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the Indemnitors' Agent (as defined in Section 10.1); PROVIDED, HOWEVER, that such consent shall not be unreasonably withheld.

Parent shall give the Indemnitors' Agent prompt notice of the commencement of any such Legal Proceeding against Parent or the Surviving Corporation; PROVIDED, HOWEVER, that any failure on the part of Parent to so notify the Indemnitors' Agent shall not limit any of the obligations of the Indemnitors under this Section 9 (except to the extent such failure materially prejudices the defense of such Legal Proceeding).

     9.8 EXERCISE OF REMEDIES BY INDEMNITEES OTHER THAN PARENT. No Indemnitee (other than Parent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Parent (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

SECTION 10.    MISCELLANEOUS PROVISIONS

     10.1 INDEMNITORS' AGENT. The Indemnitors hereby irrevocably appoint Richard Smith as their agent for purposes of Section 9 (the "Indemnitors' Agent"), and Richard Smith hereby accepts his appointment as the Indemnitors' Agent. Parent shall be entitled to deal exclusively with the Indemnitors' Agent on all matters relating to Section 9, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Indemnitor by the Indemnitors' Agent, and on any other action taken or purported to be taken on behalf of any Indemnitor by the Indemnitors' Agent, as fully binding upon such Indemnitor. If the Indemnitors' Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Indemnitors, then the Indemnitors shall, within ten days after such death or disability, appoint a successor agent and, promptly thereafter, shall notify Parent of the identity of such successor. Any such successor shall become the "Indemnitors' Agent" for purposes of Section 9 and this Section 10.1. If for any reason there is no Indemnitors' Agent at any time, all references herein to the Indemnitors' Agent shall be deemed to refer to the Indemnitors.

     10.2 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

     10.3 FEES AND EXPENSES. Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by Parent and its Representatives with respect to the Company's business (and the furnishing of information to Parent and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (d) the consummation of the Merger.

     10.4 ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     10.5 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

          IF TO PARENT:

               Boole & Babbage, Inc.
               3131 Zanker Road
               San Jose, CA 95134
               Tel. (408) 526-3000
               Fax. (408) 526-3056
               Attention: James E.C. Black

          WITH A COPY TO:

               Cooley Godward LLP
               Five Palo Alto Square
               3000 El Camino Real
               Palo Alto, CA 94306
               Tel. (415) 843-5000
               Fax. (415) 857-0663
               Attention: Deborah L. Cleveland, Esq.

          IF TO THE COMPANY:

               MAXM Systems Corporation
               8201 Greensboro Drive, 9th Fl.
               McLean, VA 22102
               Tel. (703) 761-0400
               Fax. (703) 761-0510
               Attention: Loren Burnett

          WITH A COPY TO:

               Piper & Marbury L.L.P.
               1200 19th Street, N.W.
               Washington, D.C. 20036
               Tel. (202) 861-6315
               Fax. (202) 861-6317
               Attention:  Edwin M. Martin, Jr., Esq.

     10.6 CONFIDENTIALITY. Without limiting the generality of anything contained in Section 5.4, on and at all times after the Closing Date, the Company shall keep confidential, and shall not use or disclose to any other Person, any non-public document or other non-public information in the Company's possession that relates to the business of the Company or Parent.

     10.7 TIME OF THE ESSENCE.  Time is of the essence of this Agreement.

     10.8 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     10.9 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     10.10 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

     10.11 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon: the Company and its successors and assigns (if any); Parent and its successors and assigns (if any); and Merger Sub and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Company; the Company's shareholders (to the extent set forth in Section 1.5); the holders of assumed Company Options (to the extent set forth in Section 1.6); Parent; Merger Sub; the other Indemnitees (subject to Section 9); and the respective successors and assigns (if any) of the foregoing. Parent may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 9), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

     10.12 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative).
The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

     10.13     WAIVER.

          (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

          (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     10.14 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

     10.15 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     10.16 PARTIES IN INTEREST. Except for the provisions of Sections 1.5, 1.6 and 9, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

     10.17 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; PROVIDED, HOWEVER, that the confidentiality provisions agreed to in the letter of intent dated November 25, 1996 executed on behalf of Parent and the Company shall remain in effect in accordance with its terms until the earlier of (a) the Effective Time, or
(b) the date on which such agreement is terminated in accordance with its terms.

     10.18     CONSTRUCTION.

          (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

          (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

     The parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                   BOOLE & BABBAGE, INC.,
                                     a Delaware corporation


                                   By:  /s/ Paul E. Newton
                                      ------------------------------------------


                                   MINIMUM ACQUISITION SUB, INC.,
                                     a Delaware corporation


                                   By:  /s/ Arthur F. Knapp, Jr.
                                      ------------------------------------------


                                   MAXM SYSTEMS CORPORATION,
                                     a Delaware corporation


                                   By:  /s/ Brendan Dawson
                                      ------------------------------------------

                                    EXHIBIT A

                               CERTAIN DEFINITIONS


For purposes of the Agreement (including this Exhibit A):

     ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction involving:

          (a) the sale, license, disposition or acquisition of all or a material portion of the Company's business or assets;

          (b) the issuance, disposition or acquisition of (i) any capital stock or other equity security of the Company (other than common stock issued to employees of the Company, upon exercise of Company Options or otherwise, in routine transactions in accordance with the Company's past practices),
(ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of the Company (other than stock options granted to employees of the Company in routine transactions in accordance with the Company's past practices), or
(iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Company; or

          (c) any merger, consolidation, business combination, reorganization or similar transaction involving the Company.

     AGREEMENT. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

     COMPANY CONTRACT. "Company Contract" shall mean any Contract: (a) to which the Company is a party; (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

     COMPANY PROPRIETARY ASSET. "Company Proprietary Asset" shall mean any material Proprietary Asset owned by or licensed to the Company or otherwise used by the Company.

     CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental
Authorization).

     CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

     DAMAGES. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

     DISCLOSURE SCHEDULE. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company.

     ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

     EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     GOVERNMENT BID. "Government Bid" shall mean any quotation, bid or proposal submitted to any Governmental Body or any proposed prime contractor or higher-tier subcontractor of any Governmental Body.

     GOVERNMENT CONTRACT. "Government Contract" shall mean any prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor or subcontractor otherwise has or may acquire any right or interest.

     GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any: (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

     GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

     INDEMNITEES. "Indemnitees" shall mean the following Persons: (a) Parent; (b) Parent's current and future affiliates (including the Surviving Corporation); (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above; PROVIDED, HOWEVER, that the Indemnitors shall not be deemed to be "Indemnitees."

     LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

     LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     MATERIAL. With respect to determining whether any item or other thing is "material," such materiality shall be judged both individually and in the aggregate.

     MATERIAL ADVERSE EFFECT. A violation or other matter will be deemed to have a "Material Adverse Effect" on the Company if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in the Closing Certificate but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance or prospects.

     PERSON.  "Person" shall mean any individual, Entity or Governmental Body.

     PROPRIETARY ASSET. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

     REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

     SEC.  "SEC" shall mean the United States Securities and Exchange
Commission.

     SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

     TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

     TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

                                    EXHIBIT B

                              SHAREHOLDER AGREEMENT

     THIS SHAREHOLDER AGREEMENT ("Agreement") is being executed and delivered as of December ____, 1996 by the undersigned (the "Shareholder") in favor of and for the benefit of BOOLE & BABBAGE, INC., a Delaware corporation ("Parent"), and MAXM SYSTEMS CORPORATION, a Delaware corporation (the "Company").

                                    RECITALS

     A. Shareholder owns the number and class of shares of the Company shown on the attached Exhibit A. Said shares, including any shares into which the shares shown on Exhibit A are converted or exchanged and any Company shares subsequently acquired by shareholder, are referred to in this Agreement as the "Shares."

     B. Parent, MINIMUM ACQUISITION SUB., INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub") and the Company are entering into an Agreement and Plan of Merger and Reorganization of even date herewith (the "Reorganization Agreement"), providing for the merger of Merger Sub and the Company (the "Merger").

     C. Parent has required, as a condition to entering into the Reorganization Agreement, that Shareholder execute and deliver this Agreement.

                                    AGREEMENT

     In order to induce Parent to enter into the Reorganization Agreement, and for other good and valuable consideration, Shareholder hereby agrees as follows:

     1. REPRESENTATIONS AND WARRANTIES. Shareholder represents and warrants to Parent as follows:

          (a) Shareholder is the holder and beneficial owner of the Shares and has good and valid title to the Shares as his separate property, free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, community property interests, charges, encumbrances or restrictions of any nature. The Shares are the only shares of the capital stock of the Company held by Shareholder. Subject to Section 3 of this Agreement, Shareholder has (and at all times through the date of consummation of the Merger will have) the ability to vote all of the Shares in accordance with Section 2 of this Agreement. Except as provided in Section 3 of this Agreement, Shareholder has not appointed or granted any proxy or entered into any agreement, contract, commitment or understanding with respect to any of the Shares.

          (b) Shareholder has the absolute and unrestricted right, power and capacity to execute, deliver and perform all of his obligations under this Agreement, the Proxy (as defined below) and all other agreements and documents executed and delivered or to be executed and delivered by Shareholder in connection with the transactions contemplated by the Reorganization Agreement, this Agreement, the Proxy and such other agreements and documents being referred to collectively in this Agreement as the "Transactional Agreements"). Each of the Transactional Agreements (i) has been (or will when executed by Shareholder be) duly and validly executed by Shareholder, and (ii) constitutes (or will when executed by Shareholder constitute) a valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, and to rules of law governing specific performance, injunctive relief and other equitable remedies.

          (c) Neither the execution, delivery or performance of any of the Transactional Agreements, nor the consummation of the Merger or any of the other transactions contemplated by the Reorganization Agreement, will directly or indirectly: (i) result in any violation or breach of any agreement or other instrument to which Shareholder is a party or by which Shareholder or any of the Shares is bound; or (ii) result in a violation of any law, rule, regulation, order, judgment or decree to which Shareholder or any of the Shares is subject. No authorization, instruction, consent or approval of any person or entity is required to be obtained by Shareholder in connection with the execution, delivery or performance of any of the Transactional Agreements.

          (d) There is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to the best of the knowledge of Shareholder, threatened against Shareholder that challenges or would challenge the execution and delivery of any of the Transactional Agreements or the taking of any of the actions required to be taken by Shareholder under any of the Transactional Agreements.

          (e) Shareholder is aware (i) that the common stock of Parent ("Parent Common Stock") to be issued in the Merger will not be registered and will not be issued pursuant to a registration statement under the Securities Act of 1933, as amended (the "Act"), but will instead be issued in reliance on the exemption from registration set forth in Section 4(2) of the Act and in Rule 506 under the Act, and (ii) that the neither the Merger nor the issuance of such Parent Common Stock has been approved or reviewed by the Securities and Exchange Commission or by any other governmental agency.

          (f) Shareholder is aware that, because the Parent Common Stock to be issued in the Merger will not be registered under the Act, such Parent Common Stock must be held indefinitely and such Parent Common Stock can not be resold unless such Parent Common Stock is registered under the Act or unless an exemption from registration is available. Shareholder is also aware that: (i) except as expressly provided in the Reorganization Agreement and the Registration Rights Agreement executed and delivered or to be executed and delivered by the Company in connection with the Merger, Parent is under no obligation to file a registration statement with respect to such Parent Common Stock to be issued to him in the Merger; and (ii) the provisions of Rule 144 under the Act will permit resale of the Parent Common Stock to be issued to him in the Merger only under limited circumstances and that such Parent Common Stock must be held by him at least two years before it can be sold pursuant to Rule 144. Shareholder is further aware that any transfer of the Parent Common Stock he is receiving in the Merger may also be subject to (1) the restrictions contained in the Affiliate Agreement to be executed by certain Shareholders in favor of the Company.

          (g) The Parent Common Stock to be issued Shareholder in the Merger will be acquired by him for investment and for his own account, and not with a view to, or for resale in connection with, any unregistered distribution thereof.

          (h) Shareholder has requested and received, reviewed and considered all the information Shareholder considers necessary to enable him to make an informed decision to invest in Parent Common Stock, including: (i) a copy of Parent's report on Form 10-K for 1995; (ii) a copy of Parent's 1995 Annual Report to Stockholders; and (iii) a copy of Parent's reports on Form 10-Q for the last quarter of 1995 and the first two quarters of 1996 (the documents referred to in clauses "(i)," "(ii)," and "(iii)" of this Section l(h) being referred to collectively in this Agreement as the "Disclosure Documents").

          (i) Shareholder confirms that he and his representatives and advisors have been given the opportunity: (i) to ask questions of, and to receive answers from, persons acting on behalf of the Company and Parent concerning the terms and conditions of the Merger and the contemplated issuance of Parent Common Stock in the Merger, and the business, properties, prospects and financial condition of the Company and Parent; and (ii) to obtain any additional information (to the extent the Company or Parent possesses such information or is able to acquire it without unreasonable effort or expense and without breach of confidentiality obligations) necessary to verify the accuracy of the information set forth in the Disclosure Documents.

          (j) Shareholder is an "accredited investor" within the meaning of Rule 501(a) under the Act.

          (k) Shareholder is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities presenting investment decisions like that involved in Shareholder's contemplated investment in the Parent Common Stock to be issued in the Merger. Shareholder understands and has fully considered the risks of acquiring and owning Parent Common Stock and further understands that: (i) an investment in Parent Common Stock is a speculative investment which involves a high degree of risk and is suitable only for an investor who is able to bear the economic consequences of losing his entire investment; and (ii) there are substantial restrictions on the transferability of the Parent Common Stock to be issued in the Merger, and, accordingly, it may not be possible for Shareholder to liquidate his investment in such Parent Common Stock (in whole or in part) in the case of emergency. Shareholder is able: (1) to hold the Parent Common Stock for a substantial period of time; and (2) to afford a complete loss of his investment in such Parent Common Stock.

          (l) Shareholder understands that stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Common Stock to be issued to Shareholder in the Merger, and that there will be placed on the certificate or certificates representing such Parent Common Stock the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE."

          (m) The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, will be accurate in all respects at all times through the consummation of the Merger and will be accurate in all respects as of the date of the consummation of the Merger as if made on that date.

     2. AGREEMENT TO VOTE SHARES. Shareholder shall vote all of the Shares at every meeting of the shareholders of the Company (and every adjournment or postponement of each such meeting), and (to the extent requested by Parent) by executing a written consent in lieu of such a meeting or otherwise):

          (a) in favor of approval of the Reorganization Agreement, the Merger, and the other transactions contemplated by the Reorganization Agreement; and

          (b) against (i) any proposal made in opposition to or in competition with the consummation of the Merger, (ii) any proposal contemplating any transaction involving: (A) the sale, license, disposition or acquisition of all or a material portion of the Company's business or assets; (B) the issuance, disposition or acquisition of (1) any capital stock or other equity security of the Company, (2) any option, call, warrant or right (whether or not immediately exercisable) to acquire, or otherwise relating to, any capital stock or other equity security of the Company, or (3) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Company; or (C) any merger (other than the Merger), consolidation, business combination, share exchange, reorganization or similar transaction involving the Company; and (iii) any other action or agreement that could reasonably be expected to result in a breach of any representation, warranty, covenant or obligation of the Company or Shareholder under any of the Transactional Agreements or that could reasonably be expected to result in any of the conditions to the Company's or Parent's obligations under the Reorganization Agreement not being satisfied.

Shareholder further agrees not to take any action, whether at a meeting of shareholders, by written consent in lieu of a meeting or otherwise: (x) to modify or rescind any prior action approving the Reorganization Agreement, the Merger or any of the other transactions contemplated by the Reorganization Agreement; (y) that is inconsistent with the Reorganization Agreement or any of the transactions contemplated thereby; or (z) that could reasonably be expected to result in the breach of any representation, warranty, covenant or obligation of the Company or Shareholder under any of the Transactional Agreements or that could reasonably be expected to result in any of the conditions to the Company's or Parent's obligations under the Reorganization Agreement not being satisfied.

     3. IRREVOCABLE PROXY. Concurrently with the execution of this Agreement, Shareholder shall deliver to Parent a proxy in the form attached hereto as Exhibit B (the "Proxy"), which shall be deemed to be coupled with an interest and shall be irrevocable to the extent provided in Section 212 of the Delaware General Corporation Law. Shareholder understands and agrees that such proxy shall be used by Parent in the event that Shareholder fails or is unable to vote the Shares in accordance with Section 2 of this Agreement.

     4. AGREEMENT TO WAIVE REDEMPTION RIGHT. Shareholder agrees not to redeem all or any part of the Shares or accumulated and unpaid dividends associated with the Shares, as permitted by the Company's Certificate of Incorporation.

     5. AGREEMENT TO CONVERT SHARES; APPOINTMENT OF ATTORNEY-IN-FACT TO ACCOMPLISH CONVERSION. Shareholder agrees to convert the number of shares of each class of Preferred Stock of the Company held or controlled by the Shareholder, as indicated on Exhibit C, to Common Stock of the Company (the "Conversion") as of the close of business on the record date established by the Board of Directors of the Company for the shareholders' meeting to approve the Merger (the "Conversion Date"); PROVIDED THAT, if The UpData Group, Inc., as financial advisor to the Company, concludes in writing to the Shareholder that, as of the Conversion Date and as a result of a change in value of the shares of Parent to be received as consideration in the Merger, that a revised number of shares of each class of Preferred Stock held or controlled by the Shareholder, as indicated in such writing, should be converted to Common Stock (the "Revised Conversion"), Shareholder hereby agrees to convert such number of shares of each class of Preferred Stock as indicated in the Revised Conversion. Furthermore, Shareholder does hereby irrevocably appoint Richard Smith as attorney-in-fact, with full power of substitution and resubstitution, to act on behalf of Shareholder to take any and all actions and to execute any and all documents in the name of and on behalf of Shareholder as such attorney-in-fact determines to be necessary to accomplish and complete the Conversion or the Revised Conversion. The appointment of the attorney-in-fact is coupled with an interest and will terminate on the same terms and conditions, and at the same time, as the Irrevocable Proxy attached hereto as Exhibit B.

     The Shareholder acknowledges and agrees that the Conversion and Revised Conversion are for allocating Parent Common Stock among the holders of the Company's capital stock following the Merger and that the total number of shares of Parent Common Stock to be issued to all holders in respect of the Merger will be the same regardless of whether the Conversion or Revised Conversion is applied to the shares.

     6. CONSENT TO ESCROW OF MERGER PROCEEDS; APPOINTMENT OF SHAREHOLDERS' REPRESENTATIVE. Shareholder hereby acknowledges and consents to the escrow of ten percent of the consideration to be received in connection with the Merger (the "Escrow") on the terms and conditions set forth in the Escrow Agreement to be executed in connection with the Merger, which escrow is being established for the purpose of providing recourse by Parent in the event of claims for indemnification pursuant to the Reorganization Agreement. Shareholder does hereby appoint Richard Smith representative ("Representative"), with full power of substitution, to act on behalf of Shareholder to take any and all actions in connection with the Escrow, including but not limited to contesting or compromising any matters in connection with, or claims for, or related to, the indemnification of Parent arising under the Merger Agreement. Shareholder hereby agrees to indemnify and hold Representative harmless in connection with any and all actions of Representative related to the Escrow, provided that Representative acted in good faith and such actions did not constitute willful malfeasance, fraud or gross negligence.

     7. TRANSFER AND ENCUMBRANCE. Shareholder agrees not to transfer, sell or otherwise dispose of or to pledge or otherwise encumber any of the Shares or to make any offer or agreement relating thereto until such time, if ever, as the Merger shall have occurred or the Reorganization Agreement shall have been validly terminated in accordance with its terms.

     8. ADDITIONAL PURCHASES. Shareholder agrees that any shares of the capital stock of the Company acquired by Shareholder on or after the date of this Agreement shall be subject to the terms of this Agreement to the same extent as if they constituted Shares.

     9. SPECIFIC PERFORMANCE. Shareholder agrees that in the event of any breach or threatened breach by Shareholder of any covenant, obligation or other provision contained in this Agreement, Parent shall be entitled (in addition to any other remedy that may be available to Parent) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such breach or threatened breach.

     10. INDEMNIFICATION. Without in any way limiting any of the rights or remedies otherwise available to Parent, Shareholder shall hold harmless and indemnify Parent and Parent's affiliates from and against, and shall compensate and reimburse Parent and Parent's affiliates for, any loss, damage, injury, decline in value, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee, charge, cost or expense of any nature (whether or not relating to a third-party claim) which is suffered or incurred at any time by Parent or any of Parent's affiliates or to which Parent or any of Parent's affiliates otherwise becomes subject and that arises from any breach of any representation, warranty, covenant or obligation contained in this Agreement.

     11. OTHER AGREEMENTS. Nothing in this Agreement shall limit Shareholder's obligations or the rights and remedies of Parent under any of the other Transactional Agreements, and nothing in any of the other Transactional Agreements shall limit Shareholder's obligations or the rights and remedies of Parent under this Agreement.

     12. NOTICES. Any notice or other communication required or permitted to be delivered to Shareholder or Parent under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party hereto):

          if to Parent:      Boole & Babbage, Inc.
                             3131 Zanker Road
                             San Jose, CA 95134
                             Attention:  Arthur F. Knapp, Chief Financial
                             Officer
                             and Secretary
                             Facsimile:  (408) 526-3655

          with a copy to:    Cooley Godward LLP
                             Five Palo Alto Square
                             3000 El Camino Real
                             Palo Alto, CA 94306
                             Attention:  Deborah Cleveland, Esq.
                             Facsimile:  (415) 857-0663

          if to Shareholder: At the address shown in the Company's records

     13. SEVERABILITY. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction. then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of the Agreement. Each provision of the Agreement is separable from every other provision of the Agreement, and each part of each provision of the Agreement is separable from every other part of such provision.

     14. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to principles of conflicts of laws).

     15. WAIVER. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     16. CAPTIONS. The captions contained in this Agreement' are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     17. FURTHER ASSURANCES. Shareholder shall execute and/or cause to be delivered to Parent such instruments and other documents and shall take such other actions as Parent may reasonably request to effectuate the intent and purposes of this Agreement.

     18. ENTIRE AGREEMENT. This Agreement and the other Transactional Agreements set forth the entire understanding of Parent and Shareholder relating to the subject matter hereof and thereof and supersede all other prior agreements and understandings between Parent and Shareholder relating to the subject matter hereof and thereof.

     19. NON-EXCLUSIVITY. The rights and remedies of Parent hereunder are not exclusive of or limited by any other rights or remedies which Parent may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

     20. AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Shareholder.

     21. ASSIGNMENT. This Agreement and all obligations hereunder are personal to Shareholder and may not be transferred or delegated by Shareholder at any time. Parent may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 8), in whole or in part, to any other person or entity without obtaining the consent or approval of Shareholder.

     22. BINDING NATURE. Subject to Section 21, this Agreement will inure to the benefit of Parent and the Company and their respective successors and assigns and will be binding upon Shareholder and his representatives, executors, administrators, estate, heirs, successors and assigns. Without limiting the generality of anything contained in Section 7, if any person or entity shall acquire any of the Shares from Shareholder in any manner, whether by operation of law or otherwise, such Shares shall be held subject to all the terms and provisions of this Agreement, and by taking and holding such Shares, such person or entity shall be conclusively deemed to have agreed to be bound and to comply with all the terms and provisions of this Agreement. Without limiting the generality of the foregoing, Shareholder agrees that the obligations of Shareholder hereunder shall not be terminated by the death or incapacity of Shareholder or otherwise by operation of law.

     23. ATTORNEYS' FEES AND EXPENSES. If any legal action or other legal proceeding relating to the enforcement of any provision of this Agreement is brought against Shareholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     24. TERMINATION; SURVIVAL. This Agreement shall terminate at such time (if ever) as the Reorganization Agreement shall have been validly terminated in accordance with its terms. Each of the representations, warranties, covenants and obligations contained in this Agreement shall survive the consummation of the Merger.

     25.  CONSTRUCTION.

          (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa.

          (b) Shareholder agrees that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (d) Except as otherwise indicated, all references in this Agreement to "Sections" are intended to refer to Sections of this Agreement.

     Shareholder has executed and delivered this Agreement as of the date first above written.



                                       --------------------------------------
               (Signature)


                                       --------------------------------------
               (Name, printed)

EXHIBIT A TO SHAREHOLDERS AGREEMENT
MAXM SYSTEMS CORPORATION SHAREHOLDER LIST


This exhibit has been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of this omitted exhibit to the Securities and Exchange Commission upon request.

                       EXHIBIT B TO SHAREHOLDER AGREEMENT

                                IRREVOCABLE PROXY

     The undersigned ("Shareholder"), a shareholder of MAXM Systems Corporation, a Delaware corporation (the "Company"), hereby irrevocably appoints Boole & Babbage, Inc., a Delaware corporation ("Parent"), and Minimum Acquisition Sub., Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and each of them, the attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote the shares of voting capital stock of the Company owned of record by Shareholder as shown on Exhibit A of the Shareholders Agreement executed by the Shareholder on even date herewith, or any shares into which the shares shown on Exhibit A are converted or exchanged or any Company shares subsequently acquired by Shareholder (the "Shares") with respect to the following matters (the "Identified Matters"):

          (a) the Reorganization Agreement (as herein defined), the Merger (as herein defined), and the other transactions contemplated by the Reorganization Agreement;

          (b) any proposal made in opposition to or in competition with the consummation of the Merger;

          (c) any proposal contemplating any transaction involving: (i) the sale, license, disposition or acquisition of all or a material portion of the Company's business or assets; or (ii) the issuance, disposition or acquisition of (A) any capital stock or other equity security of the Company, (B) any option, call, warrant or right (whether or not immediately exercisable) to acquire, or otherwise relating to, any capital stock or other equity security of the Company, or (C) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Company; or

          (d) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving the Company; and

          (e) any other action or agreement that could reasonably be expected to result in (i) a breach of any representation, warranty covenant or obligation of any party under the Reorganization Agreement, or under any other agreement executed on behalf of the Company or Shareholder, or (ii) any of the conditions to the Company's or Parent's obligations under the Reorganization Agreement not being satisfied.

     This Proxy shall terminate at such time (if ever) as that certain Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement") among Parent, Merger Sub, the Company, providing for the merger of Merger Sub and the Company (the "Merger"), shall have been validly terminated in accordance with its terms. Upon the execution hereof, all prior proxies given by Shareholder with respect to the Shares are hereby revoked, and no subsequent proxies will be given. This Proxy is irrevocable and is coupled with an interest and is granted in connection with that certain Shareholder Agreement dated of even date herewith, executed by Shareholder in favor of Parent and the Company, and is granted in consideration of Parent entering into the Reorganization Agreement. The attorneys and proxies appointed pursuant to this Proxy will be empowered (at all times prior to the termination of the Reorganization Agreement) to exercise (in their discretion and in such manner as they may deem appropriate) all voting and other rights of Shareholder with respect to the Shares (including, without limitation, the power to execute and deliver written consents with respect to the Shares), with respect to the Identified Matters, at every meeting of the shareholders of the Company (and every adjournment or postponement thereof) or by written consent in lieu of such a meeting, or otherwise.

     This Proxy shall be binding upon the Shareholder and his personal representatives, executors, administrators, estates, heirs, successors and assigns (if any). This Proxy shall inure to the benefit of Parent, Merger Sub and the Company and their respective successors and assigns (if any).

Dated:  December ____ , 1996

        ---------------------------------------
                     (Signature)

        ---------------------------------------
                   (Name, printed)

                                    EXHIBIT C
                            TO SHAREHOLDERS AGREEMENT

                      SHARES REQUIRED TO CONVERT TO COMMON
                             SERIES B PREFERRED ONLY
          ASSUMES NO SETTLEMENT OF MICROMUSE CONTRACT, $31 STOCK PRICE


This exhibit has been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of this omitted exhibit to the Securities and Exchange Commission upon request.

                              AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                           MAXM SYSTEMS CORPORATION

     Paul E. Newton and Arthur F. Knapp, Jr. hereby certify:

1. The original name of this corporation is ITMX CORPORATION and the date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware is October 21, 1987.

2. They are the duly elected and acting President and Secretary, respectively, of MAXM SYSTEMS CORPORATION a Delaware corporation.

3. The Certificate of Incorporation of this corporation is hereby amended and restated to read as follows:

                               I.

     The name of this corporation is MAXM Systems Corporation.

                               II.

     The address of the registered office of the corporation in the State of Delaware is:

                    CorpAmerica
                    30 Old Rudnick Lane
                    Dover, DE 19901

     The name of the Corporation's registered agent at said address is CorpAmerica, Inc.

                                  III.

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

                                  IV.

     This corporation is authorized to issue one class of stock to be designated, "Common Stock". The total number of shares which the corporation is authorized to issue is one hundred (100) shares. One hundred (100) shares shall be Common Stock, each having a par value of one tenth of one cent ($0.001).

                                  V.

     For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

     1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

     2. The Board of Directors may from time to time make, amend, supplement or repeal the Bylaws; provided, however, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the corporation (considered for this purpose as one class); and, provided further, that no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement thus adopted by the stockholders.

     3. The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.

                                  VI.

     A director of the corporation shall, to the full extent not prohibited by the Delaware General Corporation Law, as the same exists or may hereafter be amended, not be liable to the corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director.

                                 VII.

     The corporation is to have perpetual existence.

                                VIII.

     The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this right.

4. This Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of this Corporation.

5. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 228 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors and the stockholders of the Corporation. The total number of the outstanding shares entitled to vote or act by written consent was 100 shares of Common Stock. A majority of the outstanding shares of Common Stock approved this Amended and Restated Certificate of Incorporation by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, MAXM SYSTEMS CORPORATION has caused this Amended and Restated Certificate of Incorporation to be signed by the President and the Secretary in San Jose, California this ___________ day of January, 1997.

                                   MAXM SYSTEMS CORPORATION



                                   By:
                                       -------------------------------
                                       President


ATTEST:



By:
    ------------------------------
    Secretary

                                    Exhibit D

                 DIRECTORS AND OFFICERS OF SURVIVING CORPORATION


DIRECTORS

Paul E. Newton
Arthur F. Knapp, Jr.


OFFICERS

President and Chief Executive Officer   Paul E. Newton
Chief Financial Officer and Secretary   Arthur F. Knapp, Jr.
Senior Vice President, Engineering      James E.C. Black
Senior Vice President, Marketing        Saverio Merlo

                                    EXHIBIT E

                                ESCROW AGREEMENT


     THIS ESCROW AGREEMENT is entered into as of the date written below, by and among the undersigned shareholder, BOOLE & BABBAGE, INC., a Delaware corporation ("Parent"), MAXM SYSTEMS CORPORATION, a Delaware corporation (the "Company"); and RICHARD SMITH (the "Shareholder Representative") as representative of the shareholders of the Company, all of whom are listed on Attachment A (the "Shareholders"); and STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A. (the "Escrow Agent").

                                    RECITALS

     A. Parent, MINIMUM ACQUISITION SUB., INC., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Company have entered into an Agreement and Plan of Merger Reorganization, dated December 10, 1996 (the "Reorganization Agreement") which provides that Merger Sub will be merged with and into the Company (the "Merger"), with the Company being the surviving corporation, on the terms and conditions set forth therein, resulting in the Company becoming a wholly-owned subsidiary of Parent.

     B. The Reorganization Agreement contemplates the establishment of an escrow arrangement to secure the indemnification and other obligations of the Company and the Shareholders under the Reorganization Agreement and various related agreements. As a condition precedent to Parent's execution of the Reorganization Agreement and related agreements, Parent has required that the Company and the Shareholder Representatives on behalf of the Shareholders enter into this Agreement as set forth in Section 1.8 of the Reorganization Agreement; and the Company and the Shareholder Representatives on behalf of the Shareholders have agreed to enter into this Agreement in order to induce Parent to consummate the Merger.

     C. By virtue of the Shareholders' approval of the Reorganization Agreement, and/or by the execution of an Affiliate Agreement, the Shareholders have consented to: (i) the indemnification of Parent by the Shareholders as set forth in Section 9.2 of the Reorganization Agreement and
(ii) their agreement to be bound by the terms of this Escrow Agreement and to be a party hereto with the same force and effect as if they were a signatory hereto, including without limitation (x) the establishment of this escrow to secure the indemnification obligations to Parent under Section 9.2 of the Reorganization Agreement, (y) the appointment of the Shareholder Representatives as their representative for the purposes of this Agreement and as attorney-in-fact and agents for and on behalf of each of the Shareholders, and the taking by the Shareholder Representatives of any and all actions and the making of any decisions required or permitted to be taken or made by them under this Agreement, and (z) all of the other terms, conditions and limitations in this Agreement.

                                    AGREEMENT

     The parties to this Escrow Agreement, intending to be legally bound, agree as follows:

SECTION 1.     DEFINED TERMS

     Capitalized terms used and not otherwise defined in this Escrow Agreement shall have the meanings assigned to them in the Reorganization Agreement.

SECTION 2.     ESCROW

     2.1 SHARES TO BE PLACED IN ESCROW. On the date of the Closing (the "Closing Date"), Parent shall issue a certificate for ten percent (10%) of the aggregate number of shares of the Common Stock of Parent (the "Parent Common Stock") to be issued in the Merger (the "Escrow Shares"), in the name of Escrow Agent or its nominee, evidencing the shares of the Parent Common Stock to be held in escrow in accordance with this Escrow Agreement. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. The Escrow Agent agrees to accept delivery of the Escrow Shares and to hold the Escrow Shares in escrow (the "Escrow"), subject to the terms and conditions of this Agreement.

     2.2 INDEMNIFICATION. The Shareholders have agreed in Section 9.2 of the Reorganization Agreement severally, but not jointly and severally, to indemnify and hold harmless each of Parent, Merger Sub and the Surviving Corporation from and against, and shall compensate and reimburse each of them for, Damages, as set forth therein. The Escrow Shares shall be security for such indemnity obligation, subject to the limitations, and in the manner provided, in this Agreement.

     2.3 VOTING OF SHARES. On any matter brought before the Parent stockholders for a vote, the Escrow Agent shall vote the Escrow Shares as directed by the Shareholders individually. Each Shareholder shall have the right to direct the vote of the number of shares resulting from the multiplication of the Shareholder's percentage set forth on Attachment A by the total number of Escrow Shares held by the Escrow Agent on the record date for the vote.

     2.4 DIVIDENDS, ETC. Any distributions of cash, securities or other property in respect of or in exchange for any of the Escrow Shares, other than distributions of capital stock of the Parent (by way of stock dividend, stock split or otherwise) not constituting a dividend for purposes of Section 301 of the Code, shall be payable and distributed directly to the stockholders and shall not be held in the Escrow. At the time any of the Escrow Shares are required to be released from the Escrow to any person pursuant to this Escrow Agreement, any distributions of capital stock of the Parent previously made in respect of such released Escrow Shares and held in the Escrow shall be released from the Escrow to such person.

     2.5 TRANSFERABILITY. The interests of the Shareholders in the Escrow and in the Escrow Shares held in the Escrow shall not be assignable or transferable, other than by operation of law. No transfer of any of such interests by operation of law shall be recognized or given effect until Parent shall have received written notice of such transfer.

     2.6 FRACTIONAL SHARES. No fractional shares of Parent Common Stock shall be retained in or released from the Escrow pursuant to this Escrow Agreement. In connection with any release of shares from the Escrow, the Escrow Agent shall be permitted to "round down" or to follow such other rounding procedures as the Escrow Agent reasonably determines to be appropriate in order to avoid (i) retaining any fractional share in the Escrow or (ii) releasing any fractional share from the Escrow.

SECTION 3.     CLAIM PROCEDURES

     3.1 CLAIM NOTICE. If Parent determines in good faith that there is or has been a possible inaccuracy in or breach of any representation or warranty made by the Company or covenant or other provision imposed on the Company and set forth in any of the Reorganization Agreement or related agreements, or in any document or instrument delivered pursuant thereto or in connection therewith, (collectively, the "Transactional Agreements") and if Parent is entitled, under the terms of the Reorganization Agreement, to make a claim against the Escrow with respect to such possible inaccuracy or breach, then Parent may deliver to both the Shareholder Representatives and the Escrow Agent a written notice of such possible inaccuracy or breach (a "Claim Notice") setting forth (i) a brief description of the circumstances supporting Parent's belief that such possible inaccuracy or breach exists or has occurred, and (ii) to the extent possible, a non-binding, preliminary estimate of the aggregate dollar amount of all Damages that have arisen and may arise as a result of such possible inaccuracy or breach (such aggregate amount being referred to as the "Claim Amount"). Such Claim Notice must be delivered prior to the date of release of the audit report for Parent's audited financial statements for its fiscal year ended September 30, 1997.

     3.2 RESPONSE NOTICE. Within forty-five (45) days after the delivery of a Claim Notice to the Shareholder Representatives, the Shareholder Representatives shall deliver to Parent, with a copy to the Escrow Agent, a written notice (the "Response Notice") containing: (i) instructions to the effect that shares of Parent Common Stock having a Stipulated Value (as defined in Section 6 of this Escrow Agreement) equal to the entire Claim Amount set forth in such Claim Notice are to be released from the Escrow to Parent; or (ii) instructions to the effect that shares of Parent Common Stock having a Stipulated Value equal to a specified portion (but not the entire amount) of the Claim Amount set forth in such Claim Notice are to be released from the Escrow to Parent, together with a statement that the remaining portion of such Claim Amount is being disputed; or (iii) a statement that the entire Claim Amount set forth in such Claim Notice is being disputed. If no Response Notice is received by Parent from the Shareholder Representatives within forty-five (45) days after the delivery of a Claim Notice to the Shareholder Representatives, then the Shareholder Representatives shall be deemed to have given instructions that shares of Parent Common Stock having a Stipulated Value equal to the entire Claim Amount set forth in such Claim Notice are to be released to Parent from the Escrow.

     3.3  RELEASE OF SHARES TO PARENT.

          (a) If the Shareholder Representatives give (or are deemed to have given) instructions that shares of Parent Common Stock having a Stipulated Value equal to the entire Claim Amount set forth in a Claim Notice are to be released from the Escrow to Parent, then the Escrow Agent shall promptly following the required delivery date for the Response Notice transfer, deliver and assign to Parent such number of Escrow Shares held in the Escrow as have a Stipulated Value equal to the Claim Amount (or such lesser number of Escrow Shares as is then held in the Escrow).

          (b) If a Response Notice delivered by the Shareholder Representatives in response to a Claim Notice contains instructions to the effect that shares of Parent Common Stock having a Stipulated Value equal to a specified portion (but not the entire amount) of the Claim Amount set forth in such Claim Notice are to be released from the Escrow to Parent, then (i) the Escrow Agent shall promptly following the required delivery date for the Response Notice transfer, deliver and assign to Parent such number of Escrow Shares held in the Escrow as have a Stipulated Value equal to such specified portion of such Claim Amount, and (ii) the procedures set forth in Section 3.3(c) of this Escrow Agreement shall be followed with respect to the remaining portion of such Claim Amount.

          (c) If a Response Notice delivered by the Shareholder Representatives in response to a Claim Notice contains a statement that all or a portion of the Claim Amount set forth in such Claim Notice is being disputed (such Claim Amount or the disputed portion thereof being referred to as the "Disputed Amount"), then, notwithstanding anything contained in
Section 3 of this Escrow Agreement, the Escrow Agent shall continue to hold in the Escrow (in addition to any other shares of Parent Common Stock permitted to be retained in the Escrow, whether in connection with any other dispute or otherwise) shares of Parent Common Stock having a Stipulated Value equal to 125% of the Disputed Amount. Such shares of Parent Common Stock shall continue to be held in the Escrow until (i) delivery of a notice executed by Parent and the Shareholder Representatives setting forth instructions to the Escrow Agent regarding the release of such shares, or
(ii) the Escrow Agent receives a copy of a court order containing instructions to the Escrow Agent regarding the release of such shares. The Escrow Agent shall thereupon release shares of Parent Common Stock from the Escrow in accordance with the instructions set forth in such notice or order.
 (The parties acknowledge that it is appropriate to retain more than 100% of the Claim Amount in the Escrow in recognition of the fact that Parent may have underestimated the aggregate amount of the actual and potential Damages arising in connection with a particular Claim Notice.)

SECTION 4.     SHAREHOLDER REPRESENTATIVES

     4.1  SHAREHOLDER REPRESENTATIVES.

          (a) The Shareholders shall be represented hereunder by a committee consisting initially of one (1) member (the "Shareholder Representative"). The initial member of the committee shall be Richard Smith. The Shareholder Representative is hereby empowered by each Shareholder to give and receive notices and communications, to authorize delivery to Parent of Parent Common Stock or other property placed in Escrow in satisfaction of claims by Parent, Merger Sub or the Company, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, request arbitration of and comply with awards of arbitrators with respect to such claims and to take any and all actions necessary or appropriate in the judgment of the Shareholder Representative for the accomplishment of the foregoing.

          (b) In the event any Shareholder Representative shall die or resign or otherwise terminate this status as such, a successor, who shall be a Shareholder, shall be appointed by the remaining Shareholder
Representatives, or, if no members of the committee remain, by the Shareholders. All decisions of the Shareholder Representatives, if there be more than one, shall be made by a unanimous vote. The Shareholder Representatives shall receive no compensation for their services.

          (c) The Shareholders have agreed that the Shareholder Representatives shall not be liable to the Shareholders for any act done or omitted hereunder while acting in good faith and in the exercise of reasonable judgment. The Shareholders have agreed to indemnify and hold the Shareholder Representatives harmless against any loss, liability, or expenses incurred by them in their capacity as such, except to the extent such loss, liability or expense is due to bad faith or negligent conduct. The Shareholder Representatives shall be entitled to reimbursement by the Shareholders, pro rata to the percentages set forth opposite the names of the Shareholders on Attachment A hereto, for attorneys fees and other out-of-pocket expenses incurred by them in accordance with this Agreement.

          (d) The Shareholders have agreed that a decision by the Shareholder Representatives shall constitute a decision of all of the Shareholders, and shall be final, binding and conclusive upon each of them. Parent, Merger Sub, the Company and the Escrow Agent may rely upon any act, decision, consent or instruction of the Shareholder Representatives as being the act, decision, consent or instruction of each and all of the Shareholders and Parent, Merger Sub, the Company and the Escrow Agent are hereby relieved from any liability to any person for any acts done by them in accordance with any act, decision, consent or instruction of the Shareholder Representatives.

SECTION 5.     RELEASE OF SHARES TO SHAREHOLDERS

     5.1 SHARES TO BE RELEASED. On the Termination Date the Escrow Agent shall release to the Shareholders from the Escrow all shares of Parent Common Stock then held in the

Escrow, except for any shares of Parent Common Stock that are to be retained in the Escrow in accordance with Section 3.3(c) of this Escrow Agreement.

     5.2 PROCEDURES FOR RELEASING SHARES. Any distribution of all or a portion of the Escrow Shares to the Shareholders shall be made in accordance with the percentages set forth opposite such holders' respective names on Attachment A attached hereto.

SECTION 6.     VALUATION OF SHARES HELD IN ESCROW

     For purposes of this Escrow Agreement, the "Stipulated Value" of each of the Escrow Shares shall be deemed to be the average closing price on the Nasdaq National Market for the shares of Parent Common Stock for the 5 trading days ending two days prior to the date the Merger becomes effective.

SECTION 7.      FEES AND EXPENSES

     7.1 Parent agrees to pay or reimburse the Escrow Agent for legal fees incurred in connection with the preparation of this Agreement and to pay the Escrow Agent's reasonable compensation for its normal services hereunder in both cases in accordance with the attached fee schedule, which may be subject to change on an annual basis. The Escrow Agent shall be entitled to reimbursement on demand for all expenses incurred in connection with the administration of the escrow created hereby which are in excess of its compensation for normal services hereunder, including without limitation, payment of any legal fees incurred by the Escrow Agent in connection with resolution of any claim by any party hereunder. Each of (i) Parent and (ii) the Shareholders shall be liable for one-half (1/2) of such amounts and Parent shall be entitled to reimbursement from the Escrow Shares of the Shareholders' share of any such extraordinary expenses, if such share is paid by Parent.

     7.2 Except as may otherwise be provided herein, all expenses (including attorneys' fees) incurred by any Shareholder in connection with this Agreement shall be borne by such Shareholder.

     7.3 Fifteen days following the delivery of a notice in writing to the Escrow Agent and the Shareholder Representative by Parent in respect of
Section 7.1 or Section 8.3, the Escrow Agent shall transfer, deliver and assign to Parent, in reimbursement of fees and expenses pursuant to the last sentence of Section 8.1 or the last sentence of Section 8.3, such number of Escrow Shares held in the Escrow which have a Stipulated Value equal to the amount to be reimbursed unless the Escrow Agent receives written notice of objection from the Shareholder Representative. In the event such objection is received, the reimbursement claim shall be handled in accordance with
Section 3.3(c).

SECTION 8. DUTIES OF THE ESCROW AGENT; LIMITATION OF ESCROW AGENT'S LIABILITY.

     8.1 The sole duty of the Escrow Agent, other than as herein specified, shall be to receive and hold the Escrow Shares, subject to disbursement in accordance with this Agreement, and the Escrow Agent shall be under no duty to determine whether Parent, the Shareholder Representatives or the Shareholders are complying with the requirements of this Agreement or any other agreement. Parent and Shareholders acknowledge and agree that the Escrow Agent (i) shall not be responsible for any of the agreements referred to herein but shall be obligated only for performance of such duties as are specifically set forth in this Escrow Agreement; (ii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve any expense or liability unless it shall have been furnished with acceptable indemnification; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for determining the accuracy thereof, and (iv) may consult counsel satisfactory to it, including house counsel, and the opinion of such counsel, shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

     8.2 Neither the Escrow Agent nor any of its directors, officer or employees shall be liable to anyone for any action or omitted to be taken by it or any of its directors, officers or employees hereunder except in the case of gross negligence or willful misconduct. Parent and Shareholders, jointly and severally, covenant and agree to indemnify the Escrow Agent and hold it harmless without limitation from and against any loss, liability or expense of any nature incurred by the Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, including but not limited to legal fees and other costs and expenses of loss, liability or expense shall be caused by the Escrow Agent's willful misconduct or gross negligence. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages.

     8.3 Parent and Shareholder, jointly and severally, agree to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the payment of Escrow Funds under this Agreement, and to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest,penalties and other expenses, that may be assessed against the Escrow Agent on any such payment or other activities under this Agreement. Parent and Shareholders undertake to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting in connection with its acting as Escrow Agent under this Agreement. Parent and Shareholders, jointly and severally, agree to indemnify and hold the Escrow Agent harmless from any liability on account of taxes, assessments or other governmental charges, including without limitation the withholding or deduction or the failure to withhold or deduct same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which the Escrow Agent may be or become subject in connection with or which arises out of this Agreement, including costs and expenses (including reasonable legal fees), interest and penalties. Notwithstanding the foregoing, no distributions will be made unless the Escrow Agent is supplied with an original, signed W-9 form or its equivalent prior to distribution.

     8.4 The Escrow Agent shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository or subescrow agent employed by the Escrow Agent than any such book-entry depository or subescrow agent has to the Escrow Agent, except as to the extent that such action or omission of any book-entry depository or subescrow agent was caused by the Escrow Agent's own gross negligence or bad faith.

     8.5 As among themselves, each of (i) Parent and (ii) the Shareholders shall be liable for one-half (1/2) of any amounts owed to the Escrow Agent in satisfaction of any of the foregoing indemnification obligations and Parent shall be entitled to reimbursement from the Escrow Shares of the Shareholders' share of any such loss, liability or expense, if such share is paid by Parent. The provisions of paragraphs (b) and (c) shall survive termination of this Agreement.

SECTION 9.     GENERAL

     9.1 OTHER AGREEMENTS. Nothing in this Escrow Agreement is intended to limit any of Parent's or the Shareholders' rights, or any obligation of any Shareholder, or of Parent under the Reorganization Agreement (or any agreement entered into in connection with the transactions contemplated by the Reorganization Agreement).

     9.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the conflict of laws provisions thereunder.

     9.3 ASSIGNMENT; BINDING UPON SUCCESSORS AND ASSIGNS. No party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     9.4 SEVERABILITY. If any provision of this Agreement, or the application thereof, is for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of the void or unenforceable provision.

     9.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signatures of all the parties reflected hereon as signatories.

     9.6 AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby; provided that this Agreement may be amended on behalf of all of the Shareholders by (i) the Shareholder Representatives or (ii) a majority in interest of the Shareholders. Notwithstanding any rights that may be created in any third party under the terms of this Agreement, no such amendment or waiver will require the consent of such third party to be effective. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.

     9.7 ATTORNEYS' FEES. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including, without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

     9.8 NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

     If to Parent to:  BOOLE & BABBAGE, INC.
                       3131 Zanker Road
                       San Jose, CA  95134
                       Attention:  Arthur F. Knapp, Chief Financial Officer and
                                   Secretary
                       Telephone:  (408) 526-333
                       Facsimile:  (408) 526-3356

     With a copy to:   Cooley Godward LLP
                       Five Palo Alto Square
                       3000 El Camino Real
                       Palo Alto, CA  94306
                       Attention:  Alan C. Mendelson, Esq.
                       Telephone:  (415) 843-5000
                       Fax:        (415) 857-0663

     If to the
     Shareholders
     Representative:   _______________________
                       _______________________
                       _______________________
                       _______________________
                       Telephone:
                       Facsimile:

                       _______________________
                       _______________________
                       _______________________
                       _______________________
                       Telephone:
                       Facsimile:

     With a copy to:   _______________________
                       _______________________
                       _______________________
                       _______________________
                       Telephone:
                       Facsimile:

     If to Escrow Agent to:
                       _______________________
                       _______________________
                       _______________________
                       _______________________
                       Telephone:
                       Facsimile:

     All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery,
(b) in the case of a telecopy, when the party receiving such copy shall have confirmed receipt of the communication, (c) in the case of delivery by nationally-recognized overnight courier, on the business day following dispatch, and (d) in the case of mailing, on the third business day following such mailing.

     9.9 CONSTRUCTION OF AGREEMENT. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an exhibit will mean a Section in, or exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement, which will be considered as a whole.

     9.10 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     9.11 ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

     9.12 ENTIRE AGREEMENT. This Agreement and the Reorganization Agreement and the exhibits hereto and thereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

     9.13 RESIGNATION AND SUBSTITUTION OF ESCROW AGENT.   Escrow Agent may at
any time resign as Escrow Agent hereunder by giving thirty (30) days prior written notice of resignation to ________________ and _________________.
Prior to the effective date of the resignation as specified in such notice, Parent will issue to the Escrow Agent a written instruction authorizing redelivery of the Escrow Shares to a bank or trust company that it selects subject to the reasonable consent of the Shareholder's Representative. Such bank or trust company shall have a principal office in Boston, Massachusetts, and shall have capital, surplus and undivided profits in excess of $50,000,000. If, however, Parent shall fail to name such a successor agent within twenty (20) days after the notice of resignation from the Escrow Agent, the Shareholder's Representative shall be entitled to name such successor escrow agent. If no successor escrow agent is named by Parent or the Shareholder's Representative, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor escrow agent.

     IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of January ___, 1997.

                                   BOOLE & BABBAGE, INC.



                                   By: ___________________________________
                                   Name:
                                   Title:

                                   MAXM SYSTEMS CORPORATION



                                   By: ___________________________________
                                   Name:
                                   Title:

                                   STATE STREET BANK AND TRUST COMPANY OF
                                   CALIFORNIA, N.A.



                                   By: ___________________________________
                                   Name: _________________________________
                                   Title: ________________________________


                                   By:  Richard Smith
                                   Name: _________________________________
                                   Title:  Shareholder Representative



                                   _______________________________________
                                   (Shareholder's Signature)

                                   Address for Notice:
                                   _______________________________________
                                   _______________________________________
                                   _______________________________________

                                ATTACHMENT A TO
                                ESCROW AGREEMENT


This Attachment has been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of this omitted Attachment to the Securities and Exchange Commission upon request.

                                    EXHIBIT F

                            CURRENT SHAREHOLDER LIST


This exhibit has been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of this omitted exhibit to the Securities and Exchange Commission upon request.

                                    EXHIBIT G

                    BONUSES TO BE PAID FOLLOWING THE CLOSING


This exhibit has been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of this omitted exhibit to the Securities and Exchange Commission upon request.

                                    Exhibit H

                      SHAREHOLDER INVESTMENT CERTIFICATION


     THIS SHAREHOLDER INVESTMENT CERTIFICATION ("Certification") is being executed and delivered as of the date written below, by the undersigned shareholder of MAXM SYSTEMS CORPORATION, a Delaware corporation (the "Company"), in favor of and for the benefit of BOOLE & BABBAGE, INC., a Delaware corporation ("Parent").

                                    RECITALS

     A. The undersigned shareholder of the Company ("Shareholder") owns the number and class of shares of the voting capital stock of the Company set forth opposite Shareholder's name on the Shareholders List attached as Exhibit F to The Agreement and Plan of Merger and Reorganization, dated as of December 10, 1996, among Parent, Minimum Acquisition Sub., Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub") and the Company (the "Reorganization Agreement"). Said shares are referred to in this Certification as the "Shares."

     B. Pursuant to the Reorganization Agreement, it is contemplated that (if various conditions are satisfied) Merger Sub will merge with the Company (the merger of Merger Sub with the Company being referred to in this Certification as the "Merger"). Upon the consummation of the Merger, the holders of the Company's voting capital stock who do not properly perfect their appraisal rights are to receive shares of common stock of Parent ("Parent Common Stock") in exchange for their shares of voting capital stock of the Company, and the Company is to become a wholly owned subsidiary of Parent. Accordingly, it is contemplated that Shareholder will receive shares of Parent Common Stock in the Merger.

                                 CERTIFICATION

     1. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER. Shareholder represents, warrants and certifies to Parent as follows:

          (a) Shareholder is the holder and beneficial owner of the Shares and has good and valid title to the Shares free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, community property interests, charges, encumbrances or restrictions of any nature. The Shares are the only shares of the capital stock of the Company held by Shareholder. Shareholder has the ability to vote all of the Shares at any meeting of the shareholders of the Company, or by written consent in lieu of any such meeting. Shareholder has not appointed or granted any proxy or entered into any agreement, contract, commitment or understanding with respect to any of the Shares.

          (b) Shareholder is aware (i) that the Parent Common Stock to be issued to Shareholder in the Merger will not be registered and will not be issued pursuant to a registration statement under the Securities Act of 1933, as amended (the "Act"), but will instead be issued in reliance on the exemption from registration set forth in Section 4(2) of the Act and in Rule 506 under the Act, and (ii) that neither the Merger nor the issuance of such Parent Common Stock has been approved or reviewed by the Securities and Exchange Commission or by any other governmental agency.

          (c) Shareholder is aware that, because the Parent Common Stock to be issued in the Merger will not be registered under the Act, such Parent Common Stock cannot be resold unless such Parent Common Stock is registered under the Act or unless an exemption from registration is available. Shareholder is also aware that: (i) except as expressly provided in the Registration Rights Agreement between Parent and the Company entered into or to be entered into as provided in the Reorganization Agreement, Parent is under no obligation to file a registration statement with respect to the Parent Common Stock to be issued to Shareholder in the Merger; and (ii) the provisions of Rule 144 under the Act will permit resale of the Parent Common Stock to be issued to Shareholder in the Merger only under limited circumstances, and such Parent Common Stock must be held by Shareholder for at least two years before it can be sold pursuant to Rule 144.

          (d) The Parent Common Stock to be issued to Shareholder in the Merger will be acquired by Shareholder for investment and for his or her own account, and not with a view to, or for resale in connection with, any unregistered distribution thereof.

          (e) Shareholder has received, reviewed and considered all the information Shareholder considers necessary to enable Shareholder to make an informed decision concerning whether to invest in Parent Common Stock or to seek appraisal rights in connection with the Merger, including: (i) the Information Statement, dated January [ ], 1997; (ii) a copy of the Reorganization Agreement (which is included as an exhibit to said Information Statement); (iii) a copy of Parent's report on Form 10-K for 1995; (iv) a copy of Parent's 1995 Annual Report to Stockholders; and (v) a copy of the Parent's preliminary proxy filed on December 27, 1996 (the documents referred to in clauses "(i)," "(ii)," "(iii)," "(iv)" and "(v)" of this Section 1(e) being referred to collectively in this Certification as the "Disclosure Documents").

          (f) Shareholder acknowledges the he or she has appointed Shawn Miele of The Updata Group (the "Purchaser Representative") to act as his or her purchaser representative in connection with his or her evaluation of the merits and risks of the Merger and Shareholder's investment in Parent Common Stock. Shareholder further acknowledges that he or she has read and understands the Information Statement (including the Reorganization Agreement and the other exhibits thereto) and has had the opportunity to meet with the Purchaser Representative for the purpose of discussing the merits and risks of the Merger and his or her proposed investment in Parent Common Stock.

                                      H-2.

          (g) Shareholder has been given the opportunity: (i) to ask questions of, and to receive answers from, persons acting on behalf of the Company and Parent concerning the terms and conditions of the Merger and the contemplated issuance of Parent Common Stock in the Merger, and the business, properties, prospects and financial condition of the Company and Parent; and
(ii) to obtain any additional information (to the extent the Company or Parent possesses such information or is able to acquire it without unreasonable effort or expense and without breach of confidentiality obligations) necessary to verify the accuracy of the information set forth in the Disclosure Documents.

          (h) Shareholder is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities presenting investment decisions like that involved in Shareholder's contemplated investment in the Parent Common Stock to be issued in the Merger. Shareholder understands and has fully considered the risks of acquiring and owning Parent Common Stock and further understands that: (i) an investment in Parent Common Stock is a speculative investment which involves a high degree of risk and is suitable only for an investor who is able to bear the economic consequences of losing his or her entire investment; and
(ii) there are substantial restrictions on the transferability of the Parent Common Stock to be issued in the Merger, and, accordingly, it may not be possible for Shareholder to liquidate his or her investment in such Parent Common Stock (in whole or in part) in the case of emergency. Shareholder is able: (1) to hold the Parent Common Stock that he or she is to receive in the Merger for a substantial period of time; and (2) to afford a complete loss of his or her investment in such Parent Common Stock.

          (i) Shareholder understands that stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Common Stock to be issued to Shareholder in the Merger, and that there will be placed on the certificate or certificates representing such Parent Common Stock a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE."

          (j) The representations and warranties contained in this Certification are accurate in all respects as of the date of this Certification, will be accurate in all respects at all times through the consummation of the Merger and will be accurate in all respects as of the date of the consummation of the Merger as if made on that date.

                                      H-3.

     2. RELIANCE. Shareholder acknowledges that Parent will rely on his or her representations, warranties and certifications set forth in Section 1 above for purposes of determining his or her suitability as an investor in Parent Common Stock and for purposes of confirming the availability of an exemption from the registration requirements of the Act.

     3. PROHIBITIONS AGAINST TRANSFER. Shareholder shall not effect any sale, transfer or other disposition of any of the Parent Common Stock that he or she is to receive in the Merger unless:

          (a) such sale, transfer or other disposition has been registered under the Act;

          (b) such sale, transfer or other disposition is made in conformity with the requirements of Rule 144 under the Act, as evidenced by a broker's letter and a representation letter executed by Shareholder (satisfactory in form and content to Parent) stating that such requirements have been met;

          (c) counsel reasonably satisfactory to Parent shall have advised Parent in a written opinion letter (satisfactory in form and content to Parent), upon which Parent may rely, that such sale, transfer or other disposition will be exempt from registration under the Act; or

          (d) an authorized representative of the SEC shall have rendered written advice to Shareholder to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been delivered to Parent.


                                      H-4.

Shareholder has executed and delivered this Certification as of the date first written above.

                                  ________________________________________
                                             (Signature)

                                  Name: __________________________________

                                  Date: __________________________________

                                  State of Residence: ____________________






                                      H-5.

                                   EXHIBIT I-1

                               AFFILIATE AGREEMENT


     THIS AFFILIATE AGREEMENT ("Agreement") is being executed and delivered as of December [ ], 1997 by the undersigned ("Affiliate") in favor of and for the benefit of BOOLE & BABBAGE, INC., a Delaware corporation ("Parent").

                                    RECITALS

     A. Affiliate's relationship to MAXM SYSTEMS CORPORATION, a Delaware corporation (the "Company") as a shareholder, officer and/or director is shown on Exhibit A.

     B. Parent, the Company and MINIMUM ACQUISITION SUB., INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), have entered into an Agreement and Plan of Merger and Reorganization dated as of December 10, 1996 (the "Reorganization Agreement"), providing for the merger of Merger Sub with and into the Company (the "Merger"). The Reorganization Agreement contemplates that, upon consummation of the Merger, (i) the Company's shareholders will receive shares of common stock, par value $.001 per share, of Parent ("Parent Common Stock") in exchange for all of their shares of capital stock of the Company ("Company Shares"), and (ii) the Company will become a wholly owned subsidiary of Parent. It is accordingly contemplated that Affiliate will receive shares of Parent Common Stock in the Merger.

     C. Affiliate may be deemed to be an "affiliate" of the Company for purposes of: (i) the restrictions on resale imposed by the Securities Act of 1933, as amended (the "Act"); and (ii) determining Parent's eligibility to account for the Merger as a "pooling of interests" under applicable "pooling of interests" accounting requirements (including Accounting Principles Board Opinion No. 16 and Accounting Series Releases 130 and 135, as amended, of the Securities and Exchange Commission (the "SEC")).

                                    AGREEMENT

     1. REPRESENTATIONS AND WARRANTIES. Affiliate represents and warrants to Parent as follows:

          (a) Affiliate is the holder and beneficial owner of the Company Shares shown on Exhibit B, and Affiliate has good and valid title to the Company Shares, free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, charges, encumbrances or restrictions of any nature.


                                     I-1-1.

          (b) Affiliate has carefully read this Agreement, and has discussed with counsel to the extent Affiliate felt necessary the limitations imposed on Affiliate's ability to sell, transfer or otherwise dispose of the Company Shares and the shares of Parent Common Stock that Affiliate is to receive in the Merger (the "Parent Shares"). Affiliate fully understands the limitations this Agreement places upon Affiliate's ability to sell, transfer or otherwise dispose of the Company Shares and the Parent Shares.

          (c) Affiliate understands that the representations, warranties and covenants set forth in this Agreement will be relied upon by Parent and its counsel and accountants for purposes of determining Parent's eligibility to account for the Merger as a "pooling of interests," for purposes of determining whether Parent should proceed with the Merger and for various other purposes.

     2.   PROHIBITIONS AGAINST TRANSFER.

          (a) Affiliate agrees that until such time as the Reorganization Agreement is validly terminated in accordance with Section 8 thereof, he shall not sell, transfer or otherwise dispose of, or reduce his interest in or risk relating to, any capital stock of the Company (including the Company Shares) except pursuant to and upon consummation of the Merger.

          (b) Affiliate agrees that during the period from the date on which the Merger is consummated through the date on which financial results covering at least 30 days of post Merger combined operations of Parent and the Company have been published by Parent (within the meaning of the applicable "pooling of interests" accounting requirements) he shall not sell, transfer or otherwise dispose of, or reduce his interest in or risk relating to, any shares of Parent Common Stock (including the Parent Shares).

          (c) Without limiting the generality of Section 2(b) of this Agreement, Affiliate shall not effect any sale, transfer or other disposition of any of the Parent Shares unless:

               (i) such sale, transfer or other disposition has been registered under the Act;

               (ii) such sale, transfer or other disposition is made in conformity with the requirements of Rule 144 under the Act, as evidenced by a broker's letter and a representation letter executed by Affiliate (satisfactory in form and content to Parent) stating that such requirements have been met;

               (iii) counsel reasonably satisfactory to Parent shall have advised Parent in a written opinion letter (satisfactory in form and content to Parent), upon which Parent may rely, that such sale, transfer or other disposition will be exempt from registration under the Act; or

               (iv) an authorized representative of the SEC shall have rendered written advice to Affiliate to the effect that the SEC would take no action, or that the

                                     I-1-2.

          staff of the SEC would not recommend that the SEC take action, with respect to such sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been delivered to Parent.

     3.   STOP TRANSFER INSTRUCTIONS; LEGEND.

          Affiliate understands that the Parent Shares will be characterized as "restricted securities" for purposes of Rule 144 under the Act, and that therefore any sale, transfer or other disposition of any of the Parent Shares must be made in conformity with the provisions of said Rule or be registered under the Act. Affiliate acknowledges and agrees that (i) stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Shares, and (ii) each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED AS OF DECEMBER [ ], 1996, BETWEEN THE REGISTERED HOLDER HEREOF AND BOOLE & BABBAGE, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF BOOLE & BABBAGE, INC."

     4. INDEPENDENCE OF OBLIGATIONS. The covenants and obligations of Affiliate set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Affiliate, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Affiliate against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Affiliate.

     5. SPECIFIC PERFORMANCE. Affiliate agrees that in the event of any breach or threatened breach by Affiliate of any covenant, obligation or other provision contained in this Agreement, Parent shall be entitled (in addition to any other remedy that may be available to Parent) to: (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (b) an injunction restraining such breach or threatened breach.

     6. INDEMNIFICATION. Without in any way limiting any of the rights or remedies otherwise available to Parent, Affiliate shall hold harmless and indemnify Parent from and against, and shall compensate and reimburse Parent for, any loss, damage, injury, decline in

                                     I-1-3.

value, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee, charge, cost or expense of any nature (whether or not relating to a third party claim) which is directly or indirectly suffered or incurred at any time by Parent or any of Parent's affiliates or to which Parent or any of Parent's affiliates otherwise becomes subject and that arises from any inaccuracy in or breach of any representation, warranty, covenant or obligation of Affiliate contained in this Agreement.

     7. OTHER AGREEMENTS. Nothing in this Agreement shall limit any of the rights or remedies of Parent under the Reorganization Agreement or any Shareholder Agreement executed or to be executed by Shareholder in favor of Parent in connection with the transaction contemplated therein and nothing in the Reorganization Agreement or said Shareholder Agreement shall limit any of the rights or remedies of Parent under this Agreement.

     8. NOTICES. Any notice or other communication required or permitted to be delivered to Affiliate or Parent under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party hereto):

          IF TO PARENT:       Boole & Babbage, Inc.
                              3131 Zanker Road
                              San Jose, CA 95134
                              Attention:  Arthur F. Knapp, Chief Financial
                              Officer and Secretary
                              Facsimile:  (408) 526-3655

          WITH A COPY TO:     Cooley Godward LLP
                              Five Palo Alto Square
                              3000 El Camino Real
                              Palo Alto, CA 94306
                              Attention:  Deborah L. Cleveland, Esq.
                              Facsimile:  (415) 857-0663

          IF TO AFFILIATE:    At address shown on signature page


     9. SEVERABILITY. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other

                                     I-1-4.

jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of the Agreement. Each provision of the Agreement is separable from every other provision of the Agreement, and each part of each provision of the Agreement is separable from every other part of such provision.

     10. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to principles of conflicts of laws).

     11. WAIVER. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     12. CAPTIONS. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     13. FURTHER ASSURANCES. Affiliate shall execute and/or cause to be delivered to Parent such instruments and other documents and shall take such other actions as Parent may reasonably request to effectuate the intent and purposes of this Agreement.

     14. ENTIRE AGREEMENT. This Agreement the Reorganization Agreement and the Shareholder Agreement referred to in Section 7 set forth the entire understanding of Parent and Affiliate relating to the subject matter hereof and thereof and supersede all other prior agreements and understandings between Parent and Affiliate relating to the subject matter hereof and thereof.

     15. NON-EXCLUSIVITY. The rights and remedies of Parent hereunder are not exclusive of or limited by any other rights or remedies which Parent may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

     16. AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Affiliate.

     17. ASSIGNMENT. This Agreement and all obligations of Affiliate hereunder are personal to Affiliate and may not be transferred or delegated by Affiliate at any time. Parent may freely assign any or all of its rights under this Agreement (including its indemnification

                                     I-1-5.

rights under Section 6), in whole or in part, to any other person or entity without obtaining the consent or approval of Affiliate.

     18. BINDING NATURE. Subject to Section 17, this Agreement will inure to the benefit of Parent and its successors and assigns and will be binding upon Affiliate and his representatives, executors, administrators, estate, heirs, successors and assigns.

     19. ATTORNEYS' FEES AND EXPENSES. If any legal action or other legal proceeding relating to the enforcement of any provision of this Agreement is brought against Affiliate, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     20. SURVIVAL. Each of the representations, warranties, covenants and obligations contained in this Agreement shall survive the consummation of the Merger.

     21.  CONSTRUCTION.

          (a) Affiliate agrees that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          (b) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (c) Except as otherwise indicated, all references in this Agreement to "Sections" are intended to refer to Sections of this Agreement.

     Affiliate has executed this Agreement as of the date first above written.

                              (Signature) _______________________________



                              (Name, print) _____________________________



                              (Address for notices, printed)

                              ___________________________________________

                              ___________________________________________


                                     I-1-6.

                                   EXHIBIT I-2



                     PERSONS TO EXECUTE AFFILIATE AGREEMENTS


This exhibit has been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of this omitted exhibit to the Securities and Exchange Commission upon request.

                                    EXHIBIT J

                             PERSONS TO SIGN RELEASE


This exhibit has been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of this omitted exhibit to the Securities and Exchange Commission upon request.

                                    EXHIBIT K

                                     RELEASE


     THIS RELEASE ("Release") is being executed and delivered as of the date written below, by the undersigned ("Releasor") in favor of, and for the benefit of, MAXM SYSTEMS CORPORATION, a Delaware corporation (the
"Corporation"), BOOLE & BABBAGE, INC., a Delaware corporation ("Parent"), and the other Releasees (as defined in Section 2).

                                    RECITALS

     A. Contemporaneously with the execution and delivery of this Release, pursuant to an Agreement and Plan of Merger and Reorganization, dated as of December 10, 1996 (the "Reorganization Agreement"), among the Corporation, Parent and Minimum Acquisition Sub., Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), Merger Sub is merging with the Corporation (the merger of Merger Sub with the Corporation being referred to in this Release as the "Merger"). As a result of the Merger, the Corporation's shareholders are receiving shares of common stock of Parent in exchange for their shares of voting capital stock of the Corporation, and the Corporation is becoming a wholly owned subsidiary of Parent.

     B. Parent has required, as a condition to consummating the Merger and the other transactions contemplated by the Reorganization Agreement, that Releasor execute and deliver this Release.

                                    AGREEMENT

     In order to induce Parent to consummate the transactions contemplated by the Reorganization Agreement, and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged by Releasor), Releasor hereby covenants and agrees as follows:

     1. RELEASE. Releasor, for himself and for each of his Associated Parties (as defined in Section 2), hereby generally, irrevocably, unconditionally and completely releases and forever discharges each of the Releasees (as defined in Section 2) from, and hereby irrevocably, unconditionally and completely waives and relinquishes, each of the Released Claims (as defined in Section 2).

     2.   DEFINITIONS.

          (a) The term "Associated Parties," when used herein with respect to Releasor, shall mean and include: (i) Releasor's predecessors, successors, executors, administrators, heirs and estate; (ii) Releasor's past, present and future assigns, agents and representatives; (iii) each entity that Releasor has the power to bind (by Releasor's acts or signature) or over which

Releasor directly or indirectly exercises control; and (iv) each entity of which Releasor owns, directly or indirectly, at least 50% of the outstanding equity, beneficial, proprietary, ownership or voting interests.

          (b) The term "Releasees" shall mean and include: (i) Parent; (ii) the Corporation; (iii) each of the direct and indirect subsidiaries of Parent; (iv) each other affiliate of Parent; and (v) the successors and past, present and future assigns, directors, officers, employees, agents, attorneys and representatives of the respective entities identified or otherwise referred to in clauses "(i)" through "(iv)" of this sentence, other than Releasor.

          (c) The term "Claims" shall mean and include all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature, including: (i) any unknown, unsuspected or undisclosed claim; (ii) any claim or right that may be asserted or exercised by Releasor in his capacity as a shareholder, director, officer or employee of the Corporation or in any other capacity; and (iii) any claim, right or cause of action based upon any breach of any express, implied, oral or written contract or agreement; (iv) any tort claim; and (v) any indemnification claim.

          (d) The term "Released Claims" shall mean and include each and every Claim that (i) Releasor or any Associated Party of Releasor may have had in the past, may now have or may have in the future against any of the Releasees, and (ii) has arisen or arises out of, or relates to, any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or prior to the date of this Release PROVIDED, HOWEVER, that the Released Claims shall not include:

               (1) Releasor's rights, if any, against Parent under the Reorganization Agreement;

               (2) any vested benefits that Releasor may have as a beneficiary under any of the Corporation's employee benefit plans; or

               (3) any right of indemnification Releasor may have against the Corporation under the Corporation's articles of incorporation in his capacity as an officer and director of the Corporation, to the extent such right of indemnification arises as a result of any lawsuit that (A) is brought against Releasor after the date of this Release by a party who is not a current or former shareholder of the Corporation and who is not affiliated with or related to any current or former shareholder of the Corporation, (B) is not brought in the name of the Corporation, and (C) is based on an allegedly wrongful action taken by Releasor prior to the date of this Release in his capacity as a director and officer of the Corporation.

     3. REPRESENTATIONS AND WARRANTIES. Releasor represents and warrants that:

          (a) Releasor has not assigned, transferred, conveyed or otherwise disposed of any Claim against any of the Releasees, or any direct or indirect interest in any such Claim, in whole or in part;

          (b) to the best of Releasor's knowledge, no other person or entity has any interest in any of the Released Claims;

          (c) Releasor is not aware of any claim or potential claim by any person or entity against Releasor, and is not aware of any other facts or circumstances, that could give rise to a right of indemnification in favor of Releasor against the Corporation;

          (d) to the best of Releasor's knowledge, no Associated Party of Releasor has or had any Claim against any of the Releasees;

          (e) to the best of Releasor's knowledge, no Associated Party of Releasor will in the future have any Claim against any Releasee that arises from or relates to any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or prior to the date of this Release;

          (f) this Release has been duly and validly executed and delivered by Releasor;

          (g) this Release is a valid and binding obligation of Releasor and Releasor's Associated Parties, and is enforceable against Releasor and each of his Associated Parties in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance;

          (h) there is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to the best of the knowledge of Releasor, threatened against Releasor or any of Releasor's Associated Parties that challenges or would challenge the execution and delivery of this Release or the taking of any of the actions required to be taken by Releasor under this Release;

          (i) neither the execution and delivery of this Release nor the performance hereof will: (i) result in any violation or breach of any agreement or other instrument to which Releasor or any of Releasor's Associated Parties is a party or by which Releasor or any of Releasor's Associated Parties is bound; or (ii) result in a violation or any law, rule, regulation, treaty, ruling, directive, order, arbitration award, judgment or decree to which Releasor or any of Releasor's Associated Parties is subject; and

          (j) no authorization, instruction, consent or approval of any person or entity is required to be obtained by Releasor or any of Releasor's Associated Parties in connection with the execution and delivery of this Release or the performance hereof.

     4. INDEMNIFICATION. Without in any way limiting any of the rights or remedies otherwise available to any Releasee, Releasor shall hold harmless and indemnify each Releasee from and against, and shall compensate and reimburse each Releasee for, any loss, damage, injury, decline in value, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including reasonable attorneys' fees) charge, cost (including costs of investigation) or expense of any nature which are suffered or incurred at any time by any Releasee, or to which any Releasee otherwise becomes subject at any time, and that arises out of or by virtue of, or relates to: (a) any failure on the part of Releasor to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation, representation, warranty or other provision contained herein; (b) the assertion or purported assertion of any of the Released Claims by Releasor or any of Releasor's Associated Parties; or (c) any inaccuracy in or breach of any representation or warranty set forth in this Release.

     5. NOTICES. Any notice or other communication required or permitted to be delivered to Releasor, the Corporation or Parent under this Release shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party hereto):

          IF TO THE CORPORATION:   MAXM Systems Corporation
                                   8201 Greensboro Drive, 9th Floor
                                   McLean, Virginia  22102
                                   Telephone:     (703) 761-0400
                                   Fax:           (703) 761-0510
                                   Attn.:         Loren Burnett

          IF TO PARENT:            Boole & Babbage, Inc.
                                   3131 Zenker Road
                                   San Jose, California  95134-1933
                                   Telephone:     (408) 526-3000
                                   Fax:           (408) 526-3056
                                   Attn.:         Arthur F. Knapp, Jr.
                                                  Chief Financial Officer and
                                                  Secretary

          WITH A COPY TO:          Cooley Godward LLP
                                   Five Palo Alto Square
                                   Palo Alto, CA  94306-2155
                                   Attn.:         Deborah Cleveland, Esq.


          IF TO RELEASOR:          (address on signature page)


     6. SEVERABILITY. If any provision of this Release or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Release. Each provision of this Release is separable from every other provision of this Release, and each part of each provision of this Release is separable from every other part of such provision.

     7. GOVERNING LAW. This Release shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to principles of conflicts of laws).

     8. WAIVER. No failure on the part of any Releasee to exercise any power, right, privilege or remedy under this Release, and no delay on the part of any Releasee in exercising any power, right, privilege or remedy under this Release, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Releasee shall be deemed to have waived any claim arising out of this Release, or any power, right, privilege or remedy under this Release, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     9. CAPTIONS. The captions contained in this Release are for convenience of reference only, shall not be deemed to be a part of this Release and shall not be referred to in connection with the construction or interpretation of this Release.

     10. FURTHER ASSURANCES. Releasor shall execute and/or cause to be delivered to the Corporation and Parent such instruments and other documents and shall take such other actions as Corporation or Parent may reasonably request to effectuate the intent and purposes of this Release.

     11. ENTIRE AGREEMENT. This Release sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings between the parties relating to the subject matter hereof.

     12. AMENDMENTS. This Release may not be amended, modified, altered, or supplemented other than by means of a written instrument duly executed and delivered on behalf of Releasor, Parent and the Corporation.

     13. BINDING NATURE. This Release will be binding upon Releasor and Releasor's Associated Parties and will inure to the benefit of each of the Releasees.

     14. ATTORNEYS' FEES AND EXPENSES. If any legal action or other legal proceeding relating to the enforcement of any provision of this Release is brought against Releasor, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     15.  CONSTRUCTION.

          (a) For purposes of this Release, whenever the context requires: the singular number shall include the plural, and vice versa.

          (b) Releasor agrees that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Release.

          (c) As used in this Release, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (d) Except as otherwise indicated, all references in this Release to "Sections" are intended to refer to Sections of this Release.

     Releasor has executed this Release as of the date first above written.

                                  ________________________________________
                                             [Releasor]


                                  ________________________________________
                                  ________________________________________
                                  ________________________________________
                                        Address for notices

                                    EXHIBIT L


                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of the date written below, by and between the undersigned shareholder, BOOLE & BABBAGE, INC., a Delaware corporation ("Parent"), and MAXM SYSTEMS CORPORATION, a Delaware corporation (the "Company").

                                    RECITALS

     A. Parent, MINIMUM ACQUISITION SUB, INC., a wholly owned subsidiary of Parent and a Delaware corporation ("Merger Sub"), and the Company have entered into an Agreement and Plan of Merger and Reorganization dated as of December 10, 1996 (the "Reorganization Agreement") pursuant to which Merger Sub will be merged with and into the Company (the "Merger"), with the Company being the surviving corporation. Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

     B. As a condition of entering into the Reorganization Agreement, Parent has agreed to grant registration rights to certain recipients of Common Stock of Parent pursuant to the Merger as listed on Attachment A hereto (each a "Holder" and, collectively, the "Holders") as set forth herein.

                                    AGREEMENT

     The parties to this Agreement agree as follows:

SECTION 1.     DEFINITIONS

     1.1 CAPITALIZED TERMS. Capitalized terms used and not otherwise defined in this Agreement shall have the meanings assigned to them in the Reorganization Agreement.

     1.2  DEFINITIONS.   As used in this Agreement the following terms shall
have the following respective meanings:

     "PARENT OFFERING" means any firmly underwritten offering of the Common Stock of Parent for its own account pursuant to a registration statement under the Securities Act.

     "POOLING PERIOD" means the period from the date on which the Merger is consummated through the date on which financial results covering at least 30 days of post Merger combined operations of Parent and the Company have been published by Parent (within the meaning of the applicable "pooling of interests" accounting requirements).

     "HOLDER" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.9 hereof.

     "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

     "REGISTRABLE SECURITIES" means (i) the Shares; and (ii) any Common Stock of Parent issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the Shares. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferror's rights under Section 2 of this Agreement are not assigned.

     "REGISTRATION EXPENSES" shall mean all expenses incurred by Parent in complying with Sections 2.1 and 2.2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for Parent, reasonable fees and disbursements not to exceed Fifteen Thousand Dollars ($15,000) of a single special counsel for the Participating Holders (as defined in Section 2.10), blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of Parent which shall be paid in any event by Parent).

     "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale.

     "SHARES" shall mean Parent's Common Stock, $0.001 par value per share, issued to the Holders pursuant to the Reorganization Agreement.

     "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by Parent with the SEC.

SECTION 2. REGISTRATION

     2.1  PIGGYBACK REGISTRATION.

          2.1.1 With respect to any Parent Offering which Parent proposes to commence after the end of the Pooling Period and prior to June 30, 1997 (an "Underwritten Offering"), Parent shall notify all Holders of Registrable Securities in writing no later than February 15, 1997 and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall no later than March 1, 1997 so notify Parent in writing (a "Participation Notice"). The right of any Holder to include its Registrable Securities in such registration shall be conditioned upon (i) such Holder being a Participating Holder (as defined in Section 2.10), (ii) such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein and
(iii) receipt by Parent of Participation Notices covering an aggregate of at least six hundred thousand (600,000) shares of Registrable Securities (as adjusted for stock splits, recapitalizations and the like) (a "Qualifying Commitment"). All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Parent. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; second, to Parent; and third, to any stockholder of Parent (other than a Holder) on a pro rata basis. In no event will shares of any other selling stockholder be included in such registration which would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than two-thirds (66 2/3%) of the Registrable Securities proposed to be sold in the offering. In the event of any underwriter cutback, any selling stockholder which is a Holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling Holder", and any pro rata reduction with respect to such "selling Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling Holder", as defined in this sentence. No securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Holder disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Securities so withdrawn shall also be withdrawn from registration.

          2.1.2 Parent shall have the right to terminate or withdraw any registration initiated or withdraw any registration initiated by it under this Section 2.1 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by Parent in accordance with Section 2.3 hereof. So long as the Company intends to proceed with any registration initiated by it under this Section 2.1, it shall use reasonable efforts to cause such registration to become effective as soon as reasonably practicable.

     2.2  SHELF REGISTRATION.

          2.2.1 Parent shall prepare and file with the Securities and Exchange Commission ("SEC") one or more registration statements on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement pursuant to Rule 415 (or any appropriate similar rule that may be adopted by SEC) covering such number of the Registrable Securities as specified in Section 2.2.3 owned by all Holders then holding Registrable Securities (the "Shelf

Registration"). The initial such registration statement shall be filed by (as applicable, the "Filing Date") and the Company shall make reasonable efforts to cause such registration statement to become effective not later than:

               (a) May 15, 1997 if Parent has received a Qualifying Commitment but has not filed a registration statement for an Underwritten Offering prior to such date; or

               (b) June 1, 1997 if Parent has not received a Qualifying Commitment and has not filed a registration statement for an Underwritten Offering prior to such date; or

               (c)  June 30, 1997 otherwise.

          2.2.2 Notwithstanding the foregoing, Parent shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.1:

               (i) if Form S-3 (or any successor or similar form) is not available for such offering by the Holders, or

               (ii) if Parent shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of Parent stating that in the good faith judgment of the Board of Directors of Parent, it would be seriously detrimental to Parent and its stockholders for such Form S-3 Registration to be effected at such time, in which event Parent shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.2, or

               (iii) prior to the end of the Pooling Period, or

               (iv) prior to forty-five (45) days following the closing of an Underwritten Offering (or such longer period of time as may be requested by the underwriters of such offering), or

               (v) in any particular jurisdiction in which Parent would be required to qualify to do business or to execute a general consent to service of process in effecting such registration.

          2.2.2 The number of shares that are registered under the Shelf Registration shall be as follows:

               (a)  in the case of a Shelf Registration made pursuant to
Section 2.2.1(a) or 2.2.1(b), twenty-five percent (25%) of the Registrable Securities of each Holder shall be registered upon the effective date of the initial registration statement and an additional twenty-five percent (25%) of the Registrable Securities of each Holder shall be registered not later than every forty-five (45) days thereafter until all such shares have been registered; and

               (b)  in the case of a Shelf Registration made pursuant to
Section 2.2.1(c), fifty percent (50%) of the Registrable Securities of each Holder shall be registered upon the effective date of the initial registration statement and the remaining Registrable Securities of each Holder shall be registered not later than forty-five (45) days thereafter.

          2.2.4 Parent shall use its best efforts to cause the Shelf Registration to become effective under the Act as soon as practicable following the Filing Date. Subject to the requirements of the Act including, without limitation, requirements relating to updating through post-effective amendments or otherwise, Parent shall use its best efforts to keep the Shelf Registration continuously effective until the earlier of (i) the third anniversary of the Closing Date or (ii) such time as all of the Registrable Securities may be traded pursuant to Rule 144 under the Act by Holders who are not at such time affiliates of the Parent within the meaning set forth in Rule 144 under the Act; PROVIDED, that in the event of a Suspension Period, as set forth in Section 2.2.5 hereof, Parent shall extend the period of effectiveness of such Shelf Registration by the number of days of each such Suspension Period. Parent shall use its best efforts to take such actions under the laws of various states as may be required to cause the resale of the Registrable Securities pursuant to the Shelf Registration to be lawful.

          2.2.5 Following the effectiveness of a Registration Statement filed pursuant to this Section, Parent may, at any time, suspend the effectiveness of such Registration Statement for up to 60 days, as appropriate (a "Suspension Period"), by giving notice to the Holders, if Parent shall have determined that Parent may be required to disclose any material corporate development which disclosure may have a material adverse effect on the Company. Notwithstanding the foregoing, no more than two Suspension Periods (i.e., 120 days) may occur in immediate succession. The period of any such suspension of the Registration Statement shall be added to the period of time Parent agrees to keep the Registration Statement effective as provided in Section 2.2.4. Parent shall use its best efforts to limit the duration and number of any Suspension Periods. The Holders agree that, upon receipt of any notice from the Company of a Suspension Period, the Holders shall forthwith discontinue disposition of shares covered by such registration statement until the Holders (i) are advised in writing by Parent that the use of the applicable prospectus may be resumed, (ii) have received copies of a supplemental or amended prospectus, if applicable, and (iii) have received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such prospectus.

          2.2.6 The right of any Holder to include its Registrable Securities in a registration pursuant to this Section 2.2 shall be conditioned upon such Holder being a Participating Holder (as defined in Section 2.10).

     2.3 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration pursuant to Section 2.1 or 2.2 hereof shall be borne by Parent. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered.

     2.4 OBLIGATIONS OF PARENT. Whenever required to effect the registration of any Registrable Securities, Parent shall, as expeditiously as reasonably possible:

          2.4.1 Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days or, if earlier, until the Holder or Holders have completed the distribution related thereto, PROVIDED, HOWEVER, that if such registration statement is filed pursuant to Section 2.2 hereof, the Company shall keep such registration statement effective for the period set forth therein.

          2.4.2 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          2.4.3 Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          2.4.4 Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          2.4.5 In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          2.4.6 Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          2.4.7 Furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing Parent for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated as of such date, from the independent certified public accountants of Parent, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders requesting registration of Registrable Securities.

          2.5  DELAY OF REGISTRATION; FURNISHING INFORMATION.

          2.5.1 No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

          2.5.2 It shall be a condition precedent to the obligations of Parent to take any action pursuant to Section 2.1 or 2.2 hereof that the selling Holders shall furnish to Parent such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

     2.6 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 2.1 or 2.2 hereof:

          2.6.1 To the extent permitted by law, Parent will indemnify and hold harmless each Participating Holder against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by Parent: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by Parent of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and Parent will reimburse each such Participating Holder for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.6.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Parent, which consent shall not be unreasonably withheld, nor shall Parent be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Participating Holder.

          2.6.2 To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless Parent, each of its directors, its officers, and legal counsel and each person, if any, who controls Parent within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which Parent or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by Parent or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.6.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.6 exceed the proceeds from the offering received by such Holder.

          2.6.3     Promptly after receipt by an indemnified party under this
Section 2.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this
Section 2.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.6.

          2.6.4 If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

          2.6.5 The obligations of Parent and Holders under this Section 2.6 shall survive completion of any offering of Registrable Securities in a registration statement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. In the event any offering of Registrable Securities is underwritten, and the underwriting agreement provides for indemnification and/or contribution by Parent and the Holders offering securities thereunder, the indemnification and/or contribution obligations of Parent and the Holders hereunder shall in no event exceed the obligations of the parties set forth in such underwriting agreement.

     2.7 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the company to register Registrable Securities pursuant to this Section 2 may only be transferred by a Holder to (i) any "affiliate" (as defined in Rule 405 under the Securities Act) of such Holder or (ii) any person or entity acquiring at least twenty-five percent (25%) of the Registrable Securities of such Holder; provided, that (A) the transferor shall, within ten (10) days after such transfer, furnish to Parent written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, (B) such transferee shall promptly agree in writing to be subject to all restrictions set forth in this Agreement and (C) such transfer does not affect the treatment of the Merger as a "pooling of interests."

     2.8 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Parent and the Holders of at least a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 2.8 shall be binding upon each Holder and Parent. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

     2.9 AGREEMENT OF PARTICIPATING HOLDERS. Notwithstanding anything to the contrary contained herein, no Holder shall have any rights under this
Section 2 unless such Holder (i) executes a written agreement satisfactory in form and content to Parent, confirming that such Holder wishes to be allowed to sell Parent Common Stock pursuant to the respective registration statements under Sections 2.1 or 2.2 hereof and agrees to be bound by the provisions of this Section 2, and (ii) delivers such written agreement (as executed by such Holder) to Parent within 15 days after Parent delivers the form of such written agreement to such Holder. (A Holder who so executes and delivers such an agreement is referred to in this Section 2 as a "Participating Holder.") No Holder may sell any Parent Common Stock pursuant to a registration statement under Section 2.1 or 2.2 hereof unless such Holder is a Participating Holder and shall have notified Parent in writing, not less than seven nor more than 21 days prior to the sale of such shares, of such Participating Holder's intention to sell such shares.

SECTION 3.  MISCELLANEOUS.

     3.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

     3.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of Parent pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by Parent hereunder solely as of the date of such certificate or instrument.

     3.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by Parent of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, Parent may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

     3.4 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     3.5  AMENDMENT AND WAIVER.

          3.5.1 Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of Parent and the holders of at least a majority of the Registrable Securities.

          3.5.2 Except as otherwise expressly provided, the obligations of Parent and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least a majority of the Registrable Securities.

     3.6 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of Parent under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

     3.7 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

     3.8 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     3.9 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     3.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of January 15, 1997.

                                  BOOLE & BABBAGE, INC.,
                                    a Delaware corporation


                                  By: ____________________________________


                                  MAXM SYSTEMS CORPORATION,
                                    a Delaware corporation


                                  By: ____________________________________


                                  ________________________________________
                                        (Signature of Shareholder)



                             Address for Notices:

                                  ________________________________________

                                  ________________________________________

                                  ________________________________________

                                  ATTACHMENT A

                               SCHEDULE OF HOLDERS




                            [Intentionally left blank]